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                                APPRAISAL REPORT
                                 SHILO INN HOTEL


                                   Located At
                              1880 NW SIXTH STREET
                         GRANTS PASS, OREGON 97526-1038


                                      As Of
                                DECEMBER 1, 1996


                                  Prepared for:
                                     KEYCORP
                           REAL ESTATE CAPITAL MARKETS
                          700 FIFTH AVENUE, 52nd FLOOR
                            SEATTLE, WASHINGTON 98104


                                  Prepared by:
                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106


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

                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106
                            TELEPHONE: (818) 795-5087

December 9, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington  98104

Re:     Appraisal Report of Shilo Inn
        1880 NW Sixth Street
        Grants Pass, Oregon

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report ("Report"), we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced Property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report. The Report:

      o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

----------------------------------

Mr. David Thatcher
December 9, 1996
Page -2-


      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property is a two-story motel complex containing 70 guest rooms and is located at 1880 NW Sixth Street, Grants Pass, Josephine County, Oregon. It is situated on the west side of NW Sixth Street, south of Interstate 5. The site contains 1.42 acres (61,855 square feet). The improvements are comprised of two wood frame buildings. The main motel building is constructed in an L-shape, running along the south and west property lines. The lobby/manager's building is located on the southeastern corner of the site. According to Josephine County records, the buildings were constructed in 1973-74 and remodeled in 1983 and 1996. The property is owned by Mark Hemstreet and operated by the Shilo Inn hotel group.

The subject property and comparables were last inspected November 14, 1996. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Fee Simple Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                   $2,500,000
                                   ==========
                    TWO MILLION FIVE HUNDRED THOUSAND DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.


Sincerely,


/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
OR No. TNR0314


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                                TABLE OF CONTENTS

ASSUMPTIONS AND LIMITING CONDITIONS                                            V

SALIENT FACTS AND CONCLUSIONS                                                VII

SUBJECT PHOTOGRAPHS                                                            8

IDENTIFICATION OF THE PROPERTY                                                14

PURPOSE OF THE APPRAISAL                                                      14

FUNCTION OF THE APPRAISAL                                                     14

DATE OF VALUATION                                                             14

HISTORY AND OWNERSHIP                                                         14

SCOPE OF THE ASSIGNMENT                                                       15

MARKETING AND EXPOSURE PERIODS                                                15

AMERICAN DISABILITIES ACT COMPLIANCE                                          15

PROPERTY RIGHTS APPRAISED                                                     16

HAZARDOUS MATERIAL STATEMENT                                                  16

COMPETENCY PROVISION                                                          16

DEFINITIONS                                                                   17

REGIONAL OVERVIEW                                                             19

AREA DESCRIPTION                                                              24

HOTEL INDUSTRY OVERVIEW                                                       25

SITE DESCRIPTION                                                              32

PLAT MAP                                                                      34


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TABLE OF CONTENTS (CONTINUED)

IMPROVEMENT DESCRIPTION                                                       35

HIGHEST AND BEST USE ANALYSIS                                                 41

VALUATION                                                                     43

COST APPROACH                                                                 46

DIRECT COMPARISON APPROACH                                                    58

INCOME APPROACH                                                               72

RECONCILIATION AND FINAL VALUE CONCLUSIONS                                    97

CERTIFICATIONS                                                                98

APPRAISER'S QUALIFICATIONS

ADDENDA

Legal Description
Historical Operating Data
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards
Smith Travel Research Report


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                        Assumptions & Limiting Conditions

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.

No consideration has been given in this appraisal to personal property located on the premises unless specifically addressed within this report. Only real property items have been considered unless specifically mentioned.


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Assumptions & Limiting Conditions (continued)

The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.

Moreover, except for the fee paid us in its connection, we do not assume any responsibility or liability for direct, indirect, incidental or consequential damages whatsoever resulting from errors due to human fallibility or to computer hardware or software.


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                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION:                                   Shilo Inn
                                            1880 NW Sixth Street
                                            Grants Pass, Oregon

ASSESSOR'S PARCEL NO.:                      30076554 Map 36050822 Tax Lot 60300

PROPERTY RIGHTS APPRAISED:                  Fee Simple Estate

OWNER OF RECORD:                            Mark Hemstreet

PROPERTY TYPE:                              Existing 70-unit motel with outdoor
                                            swimming pool, sauna and steam room.

ZONING:                                     GC (General Commercial)

SITE AREA:                                  1.42 acres; (61,855 square feet)

IMPROVEMENTS:                               The subject improvements consist of
                                            a two-story wood frame building
                                            containing 70 guest rooms and 35,499
                                            square feet. Amenities include an
                                            outdoor swimming pool, indoor sauna
                                            and steam room.

HIGHEST AND BEST USE:                       As Vacant:    Commercial development
                                            As Improved:  Existing Use

VALUE CONCLUSIONS:

    Land Value:                             $325,000
    F, F & E:                               $175,000 ($2,500/room)
    Cost Approach                           $3,390,000
    Direct Sales Comparison                 $2,475,000
    Income Capitalization Approach          $2,500,000

    Final Value Estimate                    $2,500,000

ESTIMATED MARKETING TIME:                   Twelve Months

LAST DATE OF INSPECTION:                    November 14, 1996

DATE OF VALUE:                              December 1, 1996


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Shilo Inn - 1880 N.W. Sixth Street, Grants Pass, Oregon
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                                 [PHOTO OMITTED]

           Subject Property, 1880 NW Sixth Street, Grants Pass, Oregon



                                 [PHOTO OMITTED]

            Subject Property - Looking northwest from NW Sixth Street


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                                 [PHOTO OMITTED]

                      Typical View of Buildings and Parking


                                 [PHOTO OMITTED]

                      Typical View of Buildings and Parking


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                                 [PHOTO OMITTED]

                               Registration Lobby



                                 [PHOTO OMITTED]

                                  Outdoor Pool


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                                 [PHOTO OMITTED]

                             Typical King Mini-suite


                                 [PHOTO OMITTED]

                                Typical King Room


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                                 [PHOTO OMITTED]

                                Double Queen Room


                                 [PHOTO OMITTED]

                              Typical Corridor View


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                                 [PHOTO OMITTED]

          Street Scene looking south on NW Sixth - Subject to the right


                                 [PHOTO OMITTED]

       Street Scene looking north on NW Sixth Street - Subject to the left


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                         IDENTIFICATION OF THE PROPERTY

The subject property is a Shilo Inn motel located at 1880 NW Sixth Street, Grants Pass, Oregon, 97526. The subject is situated on an irregular shaped site located on the west side of NW Sixth Street and contains 1.42 acres (61,855 square feet).

Legal Description

Metes and bounds description located in the addenda. The property is identified by Josephine County Assessor on Map 36-05-8-22 Tax Lot 603.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-is" of the Leasehold Estate, of the going concern, in the subject property, as of the stated appraisal date.

                            FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

      o May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

                                DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on November 14, 1996.

                              HISTORY AND OWNERSHIP

The property is presently owned by Mark S. Hemstreet who acquired the property in April 1975 from International Dunes Co. There was no consideration indicated on the deed. There are no sales or listings pending as of the appraisal date.


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                             SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute. The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property. The cost to complete the planned renovation is deducted from each of the approaches to arrive at an As Is value.

                         MARKETING AND EXPOSURE PERIODS

According to Korpacz Real Estate Investor Survey, Second Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.

                      AMERICAN DISABILITIES ACT COMPLIANCE

The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.


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                            PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows:(1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Fee Simple Estate.

                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.

----------
(1) Real Estate Terminology; American Institute of Real Estate Appraisers; Burl
N. Boyce, Ph.D.; Ballinger Company; 1975.


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Definitions

"(2) 'Market value'(2) means:

      (i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

            A.    buyer and seller are typically motivated;
            B. both parties are well informed or well advised, and each acting in what he considers his own best interest;
            C.    a reasonable time is allowed for exposure in the open market;
            D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and
            E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

      (ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

      Going Concern Value

      According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.

----------
(2) This definition of market value is predicated on the Uniform Standards of Professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Office of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation (FDIC), National Credit Union Administration (NCUA), Federal Home Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).


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                                  Regional Map

                               [GRAPHIC OMITTED]


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                                REGIONAL OVERVIEW
Location

The subject property is located in the City of Grants Pass, approximately 56 miles north of the California border, 245 miles south of Portland and 55 miles east of the Pacific Ocean. Grants Pass, is located in the southwest section of the state and is situated along the Rogue River. Grants Pass is surrounded by the foothills of the Cascade Mountains and the Coastal Range and is the county seat of Josephine County. Interstate 5, which runs through the city, is the major transportation route linking all major West Coast cities from Mexico to Canada. Elevation of Grants Pass is 952 feet.

Grants Pass has a temperate climate with mild temperatures averaging 30 degrees in the winter and 88 degrees in the summer. Average rainfall amounts over the last 50 years are 32.66 inches, similar to the San Francisco Bay area. The average growing season is 163 days and snowfall amounts are minimal, less than
2.5 inches per year.

TRANSPORTATION

The area is accessed by Interstate Highway 5, a north/south freeway connecting Seattle to the north and Los Angeles/San Diego to the south. State Highway 199 links Grants Pass to Northern California and the Southern Oregon Coast. Highway 238 runs south and connects Grants Pass to the Applegate Valley.

The city of Grants Pass is within 30 minutes of the major air terminal in Medford, which serves both Jackson and Josephine Counties. There are two local airports; one in Illinois Valley and one in Merlin, which is ten minutes from Grants Pass. These two local airports serve the industrial, business and recreational needs of the community. Rail Tex Railroad offers freight transportation to both the city and the county. Greyhound Busline maintains numerous regular schedules of passenger service from their Grants Pass terminal.

POPULATION STATISTICS

According to demographers at Portland State University, Josephine County's population totaled 71,100 in 1995 with 19,660 people residing in Grants Pass. The population of Grants Pass has experienced steady growth over the last six years, increasing 12.4 percent since 1990 and outpacing the overall Oregon growth rate by 2.4 percent. In-migration accounts for over 100 percent of the overall growth in Josephine county as the number of deaths exceeds that of births for the area. Area population is expected to continue in a growth mode through the year 2000. A population trends graph is located on the following page.


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            -------------------------------------------------------
                               Population Trends
                             1950-2000 (projected)

                             Jackson                 Josephine
                                    Percent                 Percent
            Year        Number      Change      Number      Change
            ----        -------------------     -------------------
            1950         58,510      61.1        26,542      62.8
            1960         73,962      26.4        29,917      12.7
            1970         94,533      27.8        35,746      19.5
            1980        132,456      40.1        58,855      64.6
            1990        146,389      10.5        62,649       6.4
            2000        180,000      24.3        81,000      29.3

            Source: 1950-1990; U.S. Census Bureau
                    2000; Employment Department
            =======================================================

LABOR FORCE AND UNEMPLOYMENT

Josephine County averaged 28,700 workers for 1995, slightly higher than 1994's workforce. Since 1985 Josephine County's labor force has increased by 18 percent, rising by about 4,400 workers. This growth was much slower than the decade from 1975 to 1985 when the labor force grew by 34 percent. Josephine County's employment growth in the past decade was slower than neighboring Jackson County due to the fact that wood products and other industrial layoffs had a greater overall effect on the county's economy.

Unemployment rates for Josephine county were 8.2 percent as of September 1996. This number is slightly higher then the 1995 rate of 7.8 percent and higher than the statewide average of 5.0. This unemployment rate for Josephine county is somewhat higher than statewide due to volatility in the wood products industry. Other factors contributing to the current unemployment rate are seasonal downturns in education sectors which will rebound in the fall. In the non-manufacturing sectors, recent employment gains have been greatest in trade, service industries and construction.

Unemployment in southern Oregon has fluctuated considerably during the past decade. The rise and fall in unemployment reflects the national business cycle and recent recession (1991-92) as well as mill closures and subsequent layoffs in the wood products industry which have occurred since 1988. Unemployment rates have generally declined since 1993 when unemployment rates were estimated at
10.4 percent. The lowest rate ever recorded in Josephine County was 7.1 percent in 1988 and 1990.

In the Rogue Valley, the largest basic industries are agriculture, including wholesale and retail distribution, lumber and wood products, and tourism. Other generators of basic income tend to attract persons to the regions rather than exporting of products outside the area. These sectors include in part, health care, education, and federal land and resource management.


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REGIONAL OVERVIEW (continued)

The total number of non-farm jobs in Jackson and Josephine counties has increased by 23,000 jobs over the past decade, a gain of nearly 40 percent. Most of that gain has occurred in the area's non-manufacturing industries, especially trade and services. The number of manufacturing jobs has increased very little due to job losses in the lumber and wood products industry. However, employment outside the timber industry has increased with gains in such durable goods sectors as fabricated metals and machinery, scientific and measuring equipment, and transportation equipment connected with the aircraft business.

As stated earlier, most of the employment growth in the Rogue Valley area and specifically in Jackson and Josephine counties, has occurred in non-manufacturing sectors. Employment in trade has increased by 50 percent since 1985, expanding to nearly 25,000 jobs from just over 16,000 ten years ago. Such firms as Target, Montgomery Ward, Costco, Fred Meyer and Wal-Mart have established outlets in the two-county area in the past decade. Growth has also occurred in wholesale trade, restaurants, general merchandise stores, grocery stores, and building supply stores to name a few. Employment in services expanded by 70 percent over the past decade with a large portion of that growth occurring in health care related fields. Other segments within the service industry experiencing growth include places of lodging, entertainment and recreation, business and personal services, social services and professional services. Gains of over 20 percent have also been noted in government employment over the last ten years.

EDUCATION

Josephine County and Grants Pass have a good primary and secondary education system. There are a total of 16 elementary schools, 5 middle schools, and 4 high schools in its two districts. There are over 20 private and parochial, as well as many independent, vocational and pre-schools. Rogue Community College serves Josephine County and is a two-year accredited public community college. It offers vocational and technical instruction, lower division collegiate transfer programs and adult basic education. Southern Oregon State College is a four-year accredited college located 40 miles south of Grants Pass in Ashland.

TOURISM AND TRAVEL

Tourism is one of the fastest growing industries in the Pacific Northwest. While it is difficult to track the number of visitors to the Grants Pass area due to the variety of entry modes, statistics compiled by the Portland Oregon Visitors Association indicate significant growth in visitor inquiries every year. In the long-term, tourism in the Pacific Northwest should benefit from national trends toward increased vacation time and personal income, and from a surge in visitors traveling to and from Asia. Popular tourist attractions in or near the Grants Pass area include the Rogue River offering jetboat trips, rafting, kayaking, fishing, water skiing, swimming, and gold panning. Other area attractions are Crater Lake, The Oregon Caves, and nearby Redwood forests. In addition to these National Parks, the local area offers many city and county parks for tennis, swimming, hiking and camping.


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REGIONAL OVERVIEW (continued)

ACCOMMODATIONS

Over 30 motels with approximately 1,600 rooms and seven bed and breakfast inns in the immediate area serve a large seasonal tourist population. In addition, there are many motels, cabins and bed and breakfast inns along the scenic Rogue River. Information on transient room tax revenues provided by the City of Grants Pass indicates a significant increase over the last ten years. Revenues from transient room taxes for fiscal year 1985-86 indicate a total revenue of $243,092 from a six percent tax. Revenues in fiscal year 1995-96 were $560,997 at a seven percent tax rate. This represents a 130% increase over the last decade, or an average increase of 13% per year.

SUMMARY

The Grants Pass area is located on Interstate 5 with good regional access to northern California as well as the major metropolitan areas of Oregon. The economic base is becoming more diverse as jobs outside the traditional wood products industries become more prevalent. The area enjoys a year-around mild climate and is viewed as an attractive place to live. The predicted pattern of growth will likely remain strong; similar to past growth rates. A steady but reasonable growth in population is foreseen.

Barring any unusual adverse economic conditions, the property under appraisement is located in an area that will provide a stable environment for economic growth, real estate development and associated real estate services. The natural resources and scenic attractions of the area will provide a strong base and will continue to draw people to the area both as tourists and residents.


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Shilo Inn - 1880 N.W. Sixth Street, Grants Pass, Oregon
-------------------------------------------------------


                                NEIGHBORHOOD MAP

                               [GRAPHIC OMITTED]


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                              NEIGHBORHOOD OVERVIEW

The subject property is located in the City of Grants Pass at 1880 NW Sixth Street. This location is approximately three blocks south of Interstate 5 and 2 miles north of the downtown Grants Pass central business district. Sixth Street is a one-way street southbound and Seventh Street, located one block east, is the corresponding one-way street northbound. These streets link with downtown Grants Pass to the south and Interstate 5 to the north. This interchange is the principal arrival point for vehicles approaching Grants Pass from the north. Local and regional access is considered to be good.

The neighborhood south of I-5, along Sixth and Seventh Streets, consists primarily of various commercial uses. This area can best be described as a typical strip commercial neighborhood. Development immediately south of Interstate 5, around the inter-connecting streets of the interchange, has developed with transient-related commercial uses. These uses include fast food restaurants, service stations, motels, sit-down restaurants and related commercial uses. National franchises include Wendy's, McDonald's, Denny's, Taco Bell, Burger King and Kentucky Fried Chicken. Motels in the immediate area include Motel Orleans, The Golden Inn, Royal Vue and Sweet Breeze Inn. Several other older motels are located south of the subject but are not considered to represent any degree of competition due to age, inferior quality and condition.

Immediately north of the subject property is an AM PM Mini-market/gas station and Bee Gees restaurant. Across Sixth Street is a vacant auto dealership with frontage on both Sixth and Seventh Streets. To the south is a small office building. Continuing south, development consists of an automobile dealership, a newer non-smoking motel, several old motels, and various retail store buildings, small offices and miscellaneous commercial and residential uses. Similar development exists along Seventh Street. Development becomes less intense, consisting of older single family residences, multi-family uses and small commercial uses for approximately one mile until reaching the periphery of the downtown business district.

The subject property is located in a highly developed, prime commercial district in the north section of Grants Pass. The proximity of Interstate 5, and the associated full interchange, has provided transient traffic requiring commercial services, including lodging. This neighborhood has developed over the past 10 to 20 years with necessary commercial services. The increase in tourism and commercial traffic during the past decade has resulted in intensive commercial development. This development serves both travelers and local consumers. There are no adverse influences noted.


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                             Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:

--------------------------------------------------------------------------------
                                  Occupancy               Average Daily Rate
--------------------------------------------------------------------------------
                          1995      1994   Variance   1995     1994    Variance
                          ----      ----   --------   ----     ----    --------
  New England            74.3%t    72.0%     3.2%   $131.90  $125.23     5.3%
  Mid Atlantic
 North Central           69.6%     68.6%t    1.3%     82.59    79.41     4.0%
 South Atlantic          70.1%     68.2%t    2.8%     80.51    77.88     3.4%
 South Central           68.7%     67.7%t    1.5%     68.39    65.61     4.2%
Mountain/Pacific         71.4%     70.1%     1.7%     87.69    83.70     4.8%
   Nationwide            70.6%     69.2%     2.0%   $ 85.92  $ 82.21     4.5%
================================================================================
Note: Average property size = 210 rooms                   Source: PKF Consulting


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Hotel Industry Overview (continued)

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

      ==============================================================
                                  Rooms Demand        Rooms Supply
                                Average percent      Average percent
                                    Change               Change
      --------------------------------------------------------------
      New England                    2.5%                 1.2%
      South/Middle Atlantic          3.1%                 1.4%
      East South/North Central       3.4%                 1.6%
      WestSouth/North Central        3.2%                 1.3%
      Mountain                       3.7%                 1.6%
      Pacific                        2.8%                 2.8%
      ==============================================================

Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is re-flagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.


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1880 N.W. Sixth Street, Grants Pass, OR
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Hotel Industry Overview (continued)

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.

   =======================================================================
   Year        Number of           Number of        Average Price Per Room
              Transactions           Rooms
   -----------------------------------------------------------------------
   1995            107               38,135                $83,000
   1994             83               30,452                 76,000
   1993             40               15,825                 74,000
   1992             41               17,219                 63,000
   1991             52               15,806                 87,000
   =======================================================================

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies` (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent. Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.


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Hotel Industry Overview (continued)

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain.(3) Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.

----------
(3) "Portland Business Journal," May 31, 1993, Vol. 10, No. 14, p. 13.


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Hotel Industry Overview (continued)

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations.(4)

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

o     Average Daily Rate Change Rate

o     Operating Expense Change Rate

o     Free & Clear Equity Capitalization Rate

o     Residual Capitalization Rate

o     Free & Clear Equity Internal Rate of Return

----------
(4) "Oregon Business," October, 1993, Vol. 16, No. 10, p. 32.


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Hotel Industry Overview (continued)

                       National Full-Service Hotel Market
           From Coopers & Lybrand L.L.P. -- "Hospitality Directions"

                               [GRAPHIC OMITTED]

-------------------------------------------------------------------------------------------------------------------------------
            4th Qtr,'93  1st Qtr,'94  2nd Qtr,'94  3rd Qtr,'94  4th Qtr,'94  1st Qtr,'95  2nd Qtr,'95  3rd Qtr,'95  4th Qtr,'95
-------------------------------------------------------------------------------------------------------------------------------
ADR Chan       0.0278       0.0329       0.0315       0.0322        0.035        0.037       0.0383       0.0391       0.0417
-------------------------------------------------------------------------------------------------------------------------------
Op. Exp. C     0.0344       0.0363       0.0354       0.0336       0.0355       0.0352       0.0345       0.0351       0.0348
-------------------------------------------------------------------------------------------------------------------------------
Equity Cap     0.1143       0.1148        0.115       0.1127       0.0992       0.1073       0.1088        0.109       0.1065
-------------------------------------------------------------------------------------------------------------------------------
Residual C     0.1189       0.1148        0.115        0.114       0.1014       0.1086       0.1088       0.1078       0.1067
-------------------------------------------------------------------------------------------------------------------------------
Equity IRR     0.1505       0.1533        0.155       0.1575       0.1567       0.1523       0.1475       0.1496       0.1505
-------------------------------------------------------------------------------------------------------------------------------

o     Average Daily Rate Change Rate

This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o     Operating Expense Change Rate

Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.


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Hotel Industry Overview (continued)

o     Free & Clear Equity Capitalization Rate

In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

o     Residual Capitalization Rate

As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary

A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at the expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                                SITE DESCRIPTION

The land area, according to Josephine County Assessor's Office, is 61,855 square feet, or approximately 1.42 acres. The site has 100 feet of frontage along Sixth Street. The site has a moderate slope beginning at the eastern side and sloping gradually towards the west for nearly 40 feet. There is then a brief, steeper slope, with the balance of the property mostly level.

Visibility and Access

The subject site has good visibility and good access. Principal access to the site is via a driveway at the northeast portion of the site accessed from NW Sixth Street. All departing traffic from the site must travel south on Sixth Street, which provides for one-way traffic. Northbound travel from the site is provided by Seventh Street, located is one block east. The site has good visibility from Sixth Street and is located in close proximity to the major Interstate 5 interchange servicing north Grants Pass.

Off-Site Improvements

Sixth Street is a major east/west arterial street which has a 60 foot right of way and is improved with two lanes of traffic in the southbound direction. Sixth Street is improved with sidewalks, gutters, curbs and streetlights.

Topography and Drainage

The subject lot is gently sloping to level and appears to have good drainage. The site is not located in a F.E.M.A. designated flood hazard zone. It is located in Zone C which does not require flood insurance.

Surrounding Uses

The neighborhood immediately surrounding the subject site is comprised of primarily commercial uses consisting of retail stores, restaurants, motels and service stations. These uses are complimentary in nature and do not negatively affect the subject property.

Zoning

The subject property is zoned GC (General Commercial) by the City of Grants Pass. This designation allows for a variety of commercial uses including hotels and motels. Based on our review of applicable codes, the subject motel appears to conform to current code requirements.

Soils

No soils report was provided. It is assumed that the subject soils have of adequate load-bearing capacity. No contamination was noted on-site. The adjacent AM/PM mini-market- gas station is modern. It is assumed that this facility is equipped with tank monitoring devices and does not pose an environmental hazard to the subject property or the immediate area. Based on our inspection of the subject land and improvements (as well as the surrounding land uses), the soil and subsoil appears to be capable of supporting all zoning code permitted land uses without any abnormal soil preparation.


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SITE DESCRIPTION (continued)

Utilities

All utilities are available to the subject site. Utilities include water, natural gas, electricity, sewer and telephone. Water, sewer, and storm drain services are provided by the city of Grants Pass. Electrical service is provided by Pacific Power and Light, Natural Gas is supplied by C.P. National and Telephone service is provided by Pacific Bell Telephone and U.S. West Communications. The level of service adequacy is considered good and consistent with the level provided to the surrounding community.

Easements

The property is subject to a variety of easements. These include municipal easements to allow normal installation and maintenance of utilities. There is an easement for maintenance of a ditch over and across the premises for conveyance of irrigation and drainage water, and there is a right-of-way easement in favor of Pacific Power and Light Company for the purpose of maintaining utility services. There are no noted adverse easements or encroachments noted affecting the subject or surrounding properties.

Assessment and Taxes

According to the Josephine County Assessor, the subject assessment and property taxes for the 1995/1996 tax year are as follows.

================================================================================
      APN             Land       Imprvmnts     Total        Taxes      Tax Rate
================================================================================
  36050822-603      $316,670    $1,512,060   $1,828,730   $24,439.51    1.336%
================================================================================

Taxes are based on annual assessments set by the county assessor. The tax rate throughout all counties of Oregon has decreased over the past five years as a result of Measure 5. The result of this initiative has been generally stable to slightly lower taxes. However, this tax year is the final mandated reduction of tax rates. It is likely that taxes will remain stable, or increase slightly, based upon voter-approved increases in the bonded indebtedness of the county.

Conclusion

After careful consideration of the foregoing factors, the Appraisers believe that the subject site is suitable for the existing hotel improvements and conforms within current zoning codes.


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                                    PLAT MAP

                               [GRAPHIC OMITTED]


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                             IMPROVEMENT DESCRIPTION

Structures

The subject consists of a two-story, two building motel complex, which contains 70 guest rooms, meeting room, spa, sauna, steam room, and housekeeping rooms. The gross building area is approximately 35,499 square feet. The smaller detached building contains the lobby, front desk, offices and the manager's apartment. This building sits on the southeastern corner of the site, is single story and resembles the larger structure in architecture and design.

The building is constructed with wood framing above a concrete foundation. Interior walls are gypsum board. The roof cover is wood shake, and windows are primarily double pane. Heating and cooling are provided by individually-controlled through-wall package units in the guest rooms, and by a central heat pump serving the lobby and other common areas. There is no elevator service provided or needed.

The guest rooms of the motel are classified into four room types with varying views and configurations. The breakdown of guest units is shown in the following table.

Please note that these square foot numbers are approximations made by the Appraiser from field measurements. On the pages following the Improvement Description discussion are representative Site Plans of the subject. These are general representations and are not completely to scale nor are they completely accurate as to the existing physical conditions. The major building components for the buildings are described as follows:

Size                                70 Rooms

Room Type:                          55 Double Queens
                                      5 King
                                      6 Mini-suites
                                      4 Single Queens

Meeting Rooms:                      One

Recreational Facilitates:           Sauna, Steam Room, Outdoor Pool

Gross Building Area:                35,499 Sq.Ft.

Average Room Size:                  490 sq. ft. gross

No of Stories:                      Two

Parking:                            74 spaces

Year Built:                         1973-74, Remodeled 1983 and 1995-96


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IMPROVEMENT DESCRIPTION (continued)

Foundation:                         Reinforced concrete footings

Floor Structure:                    Slab on grade and wood subfloor system on
                                    upper level
Exterior Walls:                     Wood T1-11 with wood framed doors and
                                    windows

Roof Structure:                     Wood deck with wood shake shingles

Interior Construction:              Wood frame partitions with painted drywall
                                     cover, carpet, ceramic and vinyl tile floor coverings, incandescent and fluorescent lighting.

Lobby:                              Carpeted floor covering with open ceiling,
                                     front desk, guest seating area, decorative furnishings, and business office.

Guest Rooms:                        Painted and papered drywall walls and
                                     ceiling, carpet in guest room aluminum
                                     windows

Elevators:                          No elevator service is provided or required.

Stairwells:                         Three interior stairwells

HVAC:                               Individual wall mounted package HVAC with
                                     temperature control. Central system for
                                     common areas and lobby

Fire Protection:                    Fully sprinklered throughout, smoke
                                     detectors, fire alarm, emergency lighting, emergency generator

Site Improvements:

The site improvements include asphalt paved driveway and parking areas. Pool, deck, concrete parking bumpers with stripping, landscaping, trash enclosures. Building mounted exterior lighting.

Remarks

The improvements are in good condition and are well maintained. They are well designed and functional in layout with good utility and guest appeal. The physical condition of the subject improvements is good overall. Rooms have been updated with floor covering, interior decorating and furnishing within the last year.


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IMPROVEMENT DESCRIPTION (continued)

Depreciation

The physical age of the subject property is approximately 22 years and it is in good condition, superior for its age. It was remodeled extensively in 1995-96. According to building industry sources the expected life of similar improvements is 50 years. Based on our analysis it is estimated that the subject has an effective age of 15 years and a remaining useful life of 35 years.

Functional Features

The subject complex is well designed for motel use. The improvements are of average to good quality and good condition. The layout of the improvements and room size are appealing and considered adequate within its market place. The improvements do not exhibit any significant functional obsolescence.

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include bed, side tables, dresser, chair, table, television and telephone. They include all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $2,500 per room, or $175,000.


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                                    Site Plan

                               [GRAPHIC OMITTED]


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                                    Site Plan

                               [GRAPHIC OMITTED]


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                                    Site Plan

                               [GRAPHIC OMITTED]


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                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

      "The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

      "That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called 'optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

            1. Possible Use. What uses of the site in question are physically possible?

            2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

            3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

            4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.


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HIGHEST AND BEST USE ANALYSIS (continued)

As Vacant

Possible Use. The first constraint is the constraint dictated by the physical characteristics of the site. The size and location within a block have a determining effect on the site's value. In general, larger sites and corner locations enable a developer to achieve economies of scale and allow flexibility in building design.

The subject site is a large interior parcel with access from NW Sixth Street. It is irregular in shape and slightly below street grade. Its shape and location allows for good functional utility. All utilities are available to the site. The frontage is somewhat limited and the site is deep, wrapping around to the rear of the adjacent north property. Therefore, the physical aspects of the site would eliminate certain commercial uses which require high traffic, such as fast food and service stations. However, restaurants, office buildings and hotel/motel facilities are the most likely use due to access and no need for high visibility. Signage can produce the necessary visibility for uses of this type.

Permissible Uses. Two types of legal restrictions apply to the subject property: private restrictions (deed restriction easements) and public restrictions (namely, zoning). The existing utility easements are of no consequence to the development of the site.

The subject is zoned GC (General Commercial) by the City of Grants Pass. Generally, this zoning designation allows for a variety of commercial retail, office and similar uses. This designation does not allow for residential or industrial uses.

Feasible Uses. The property is most usable for commercial development due to its surrounding uses and location. There is sufficient demand for commercial properties similar to the subject as demonstrated by the occupancy and income levels of surrounding properties.

Maximally Productive Uses. Of the permitted uses, a commercial use, such as restaurant, hotel/motel or other commercial use not requiring substantial frontage or visibility would take advantage of the Interstate 5 freeway interchange and surrounding trends. Therefore the highest and best use of the site, as vacant, is for commercial development.

As Improved

The subject property is improved with a 70-unit motel complex. This use has been continuous for the past twenty-two years. In view of the physically possible, legally permissible and financially feasible uses of the site, the existing use is considered to represent the highest and best use as improved.


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                                    VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the site.

Market Approach (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The steps the appraiser follows in this approach are set forth below.

      1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

      2. Qualifies the price as to terms, motivating forces and bona fide nature.

      3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

      4. Considers all dissimilarities in terms of their probable effect upon the sale price.

      5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.


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VALUATION (Continued)

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price. the overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2.    The estimation of vacancy and collection loss allowances.

3.    The estimation of annual operating expenses.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.


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VALUATION (Continued)

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.

Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.

RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.


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                                  COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued as if vacant and available to be put to its highest and best use. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are detailed on the following pages.

                            Land Comparables Summary

================================================================================
                                                          Land SF
 No.           Address           Sale Date  Sale Price   Size-Acre        $/SF
--------------------------------------------------------------------------------
  1     1804 Williams Highway      10/95     $180,000      51,836        $3.47
             Grants Pass                                1.19 acres

  2          Beacon Drive           6/96     $958,320     240,887        $3.98
           36-05-17-41/702                              5.53 acres
             Grants Pass

  3        825 NE F Street          3/95     $325,000      63,163        $5.15
             Grants Pass                                1.45 acres

  4          NE Westbrook          11/93     $144,550      42,689        $3.39
       36-05-17-31/3510 & 3509                           .98 acres

  5        595 NE E Street          9/93     $242,000      39,204        $6.17
             Grants Pass                                 .90 acres
================================================================================


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-------------------------------------------------------


                                 LAND SALES MAP

                               [GRAPHIC OMITTED]


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                             COMPARABLE LAND SALE 1

PROPERTY IDENTIFICATION

Address:                            1804 Williams Highway
City:                               Grants Pass
APN:                                36-05-30-21/100
County:                             Josephine

Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Walter B. Holm and Rigmor L. Holm
Grantee:                            Western Bank, an Oregon Corporation
Document Number:                    95-16840
Sale Price:                         $180,000
Sale Terms:                         Cash
Sale Date:                          October 4, 1995

SITE DESCRIPTION

Site Area:                          51,836 sq.ft.         1.19 acres
Zoning:                             GC (General Commercial)
Utilities:                          Available
Off-Sites:                          To the site
Topography:                         Level
Location:                           Interior site

SALE ANALYSIS

Price Per Square Foot:              $3.47

COMMENTS Site was purchased for the construction of a branch bank building. Normal market transaction purchased through a broker.


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                             COMPARABLE LAND SALE 2

PROPERTY IDENTIFICATION

Address:                            West side Beacon Drive
                                    north of Redwood Highway/E Street
City:                               Grants Pass
APN:                                36-05-17-41/702
County:                             Josephine

Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            National Ventures, Inc.
Grantee:                            Albertson's, Inc.
Document Number:                    96-11871
Sale Price:                         $958,320
Sale Terms:                         All cash
Sale Date:                          June 26, 1996

SITE DESCRIPTION

Site Area:                          240,887 sq. ft.       5.53 acres
Zoning:                             GC
Utilities:                          Available
Off-Sites:                          To the site
Topography:                         Level
Location:                           Interior

SALE ANALYSIS

Price Per Square Foot:              $3.98

COMMENTS North and east sides of parcel have cross-parking and street easements requiring reciprocal agreements for full development. Buyer intends to construct supermarket.


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                             COMPARABLE LAND SALE 3

PROPERTY IDENTIFICATION

Address:                            825 NE F. Street
City:                               Grants Pass
APN:                                36-05-17-40/800
County:                             Josephine

Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Kenneth E. and Laelonnie R. Kurz
Grantee:                            EAM Advertising Agency, Inc.
Document Number:                    95-06191
Sale Price:                         $325,000
Sale Terms:                         All cash
Sale Date:                          April 20, 1995

SITE DESCRIPTION

Site Area:                          63,162 sq. ft.        1.45 acres
Zoning:                             GC
Utilities:                          Available
Off-Sites:                          To the site
Topography:                         Level
Location:                           Interior

SALE ANALYSIS

Price Per Square Foot:              $5.15

COMMENTS Level site on arterial intended to be developed with Budget Car Rental and sales lot. Normal market transaction through broker.


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                             COMPARABLE LAND SALE 4

PROPERTY IDENTIFICATION

Address:                            NE Westbrook Way, west of Mill Street
City:                               Grants Pass
APN:                                36-05-17-31/3509 & 3510
County:                             Josephine

Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Reservation Ranch, a California Partnership
Grantee:                            Duffy Investments
Document Number:                    93-22137
Sale Price:                         $144,550
Sale Terms:                         All cash
Sale Date:                          October, 1993

SITE DESCRIPTION

Site Area:                          42,689 sq. ft.        .98 acres
Zoning:                             GC
Utilities:                          Available
Off-Sites:                          To the site
Topography:                         Level
Location:                           Interior

SALE ANALYSIS                       Price Per Square Foot:       $3.39

COMMENTS Two contiguous tax lots on the south side of NE Westbrook Way with some frontage on Mill Street. Normal market transaction through broker.


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                             COMPARABLE LAND SALE 5

PROPERTY IDENTIFICATION

Address:                            595 NE E. Street
City:                               Grants Pass
APN:                                36-05-17-31/3400
County:                             Josephine

Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Mill Street Investments
Grantee:                            Jerry Miller, et al
Document Number:                    93-18783
Sale Price:                         $242,000
Sale Terms:                         All cash
Sale Date:                          September 20, 1993

SITE DESCRIPTION

Site Area:                          39,204 sq. ft.        .90 acres
Zoning:                             GC
Utilities:                          Available
Off-Sites:                          To the site
Topography:                         Level
Location:                           Interior

SALE ANALYSIS

Price Per Square Foot:              $6.17

COMMENTS Level L-shaped site with frontage on E Street and Mill Street. Drainage canal on west side required tiling at a cost of $35,000, included in consideration.


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Discussion

The land sales transaction occurred from September 1993 to June 1996 and range in size from 39,204 to 240,887 square feet, and in price range from $3.47 to $6.17 per square foot. The discussion of the value adjustments are presented below.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the land sales used involved the transfer of the fee simple interest and no adjustment is warranted. No adjustment was made.

Financing Adjustment

The comparable sales have been reviewed in reference to their financing. All are cash transactions. No adjustments were made to the values.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions and we found them to be arms length transactions with unusual conditions affecting the sales prices. No adjustments were made regarding the comparables.

Market Conditions Adjustment - Time Factor

The sales were analyzed for changes in market conditions to determine if a market conditions adjustment is required and to what magnitude. Based upon Appraiser's evaluation of secular trends in the market as to land sales, growth and development in the area, an annual adjustment of 3% is made to allow for date of sale.


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Physical Adjustments

Factors which have an influence on value such as location, growth patterns and trends, accessibility to freeways, employment and commerce centers, size, and physical improvements required for development (offsites), all require appropriate adjustments in comparing the comparable sales to the subject property.

Location: Sales #1, #2 and #4 are located on secondary connector streets. The subject property is located on a heavily-traveled arterial near Interstate 5 interchange. Direct market extraction was not possible due to the limited data available. However the premium for arterial sites, compared to connector street-sites, is supported by comparing these sales with Sales #2 and #5. These sales are located on comparable arterials in the southeast section of town and indicated higher prices per square foot. Therefore, Sale #1 is adjusted upward 15% and Sales #2 and #4 are adjusted upward 10% to compare to the subject superior location.

Size: The subject site contains a total of 61,855 square feet of area. The comparable sales range in size from 39,204 to 240,887 square feet. Typically smaller sites indicate a higher price per square foot than larger sites. This is supported by comparing Sale #3 with Sale #5. Sale #5 is the smallest site and indicates the highest price per square foot, even though is the oldest of the sales. Sale #3 is comparably-located and similar except for parcel size. Each sale is adjusted either upward or downward to the subject, based upon an estimated 1% for each 10,000 square feet different than the subject site size.

Concluded Land Value

The comparable land sales indicate an unadjusted range from $3.39 to $6.17 per square foot. The sales are all commercial parcels intended for commercial use. All are located within the market area of the subject and they provide a reasonable range before adjustments.

After analysis and adjustments, the land sales indicate an adjusted range from $3.96 to $6.60 per square foot. The sales requiring the least adjustment indicated prices of $5.40 and $6.60 per square foot. The other sales indicated a range of $3.96 to $5.25 per square foot. The overall average adjustment value is indicated to be $5.06 per square foot.

As previously mentioned, the subject parcel is 61,855 square feet of land on a major arterial in a commercial neighborhood with good freeway access. It is estimated to have a land value of $5.25 per square foot. The value of the land is estimated to be as follows:

              61,855 square feet @ $5.25 per square foot = $324,700
                                Rounded $325,000


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COST APPROACH (Continued)
Reproduction Cost New

The next step in the Cost Approach is to estimate the cost new of the subject improvements. The dimensions and characteristics of the improvements have been identified through a field inspection and analysis. There are two forms of cost data generally available. These are Replacement and Reproduction costs.

Replacement Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of a building having utility equivalent to the building being appraised but built with modern materials and according to current standards, design and layout."

Reproduction Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super adequacies and obsolescence of the subject building."

The use of the replacement cost concept presumably eliminates all functional obsolescence, and the only depreciation to be measured is physical deterioration and external obsolescence. In this appraisal, the Marshall Valuation Service, a nationally recognized cost service, as well as consultation with local contractors, has been used to derive the estimate of the replacement cost. The publishers of this manual consider the estimates to be replacement costs, but when the cost model closely conforms in construction materials and methods to the subject, these costs can be considered as reproduction costs.

Since the cost estimate is applied to the gross area of the subject property, the deficiencies and other adequacies of the subject are embodied in the cost estimate and are dealt with in the depreciation estimate. The cost utilized in this analysis is therefore considered to represent Reproduction Costs.

This estimate is set forth on the Development Proforma located at the end of this approach. These costs include hard costs for construction, soft costs for architectural and engineering, soil, legal, supervision, fees and related costs; Financing costs; leasing commissions; and rent loss during absorption. Developers profit is added at 18 percent to account for the high level of risk and skill required to develop hotel property.

The hard construction cost for the improvements is estimated at $74.84 per square foot. Soft costs are estimated at 8 percent for design, architectural and engineering; 3 percent for development overhead, and 25 percent of annual income is estimated for opening expenses and income loss during stabilization.


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

1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


COST APPROACH (continued)

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed, two or three queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, lamps, couch, clock radio and telephones. Most rooms have a small refrigerator, microwave and hair dryer. There are some kitchenette units. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $2,500 per room, or $175,000.

Accrued Depreciation

Accrued depreciation is the difference between the reproduction cost of the improvements and the market value of the improvements on the date of valuation. Depreciation is characterized by three categories: physical, functional and external.

Physical depreciation is evidenced by wear and tear of the structure. Functional obsolescence is also caused by internal characteristics such as a poor floor plan, inadequate mechanical equipment or functional inadequacy or over adequacy due to size or other characteristics. External or economic obsolescence is caused by conditions external to the property, such as a lack of economic demand or changing property uses in the area, or general national or regional economic conditions.

To establish the appropriate depreciation to be applied to the subject, the Marshall Valuation Service has been consulted. This service collates by type of construction and usage actual case studies of properties to produce market derived depreciation and remaining life estimates. These studies resulted in mathematical curves from which the depreciation for any initial life expectancy can be computed. An additional method of estimating physical depreciation is the Age/Life Method. This is a method of estimating incurable physical deterioration as a percentage applied to current replacement or reproduction cost new of the improvements. The percentage reflects the ratio of estimated effective age to typical anticipated economic life.

The depreciation estimate for the subject property is based an effective age at 15 years and an expected life of 50 years for the improvements indicating a depreciation estimate of 30 percent.

Located on the following page is a summary of the replacement cost new, including depreciation and land value indication. It indicates an As Is value of subject property, as follows:

                                   $3,390,000
                                   ==========


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                             Replacement Cost Study

=================================================================================================================
Development Proforma
Shilo Inn, Grants Pass, OR
-----------------------------------------------------------------------------------------------------------------
MVS: Sec. 11, P 17, Class D, Good    Current X     Local X     Adj $/sf
---------------------------------    ---------     -------     --------
Base Cost:              $69.30          1.00        1.08        $74.84

Hard Costs                            Measure                  $/Measure                  Cost              $/SF
----------                            -------                  ---------                  ----              ----
 Building                             35,499 SF                 $74.84     $2,656,887
 Yard Improvements                                                         $  150,000
                                                                           ----------

Total Hard Costs                                                                       $2,806,887          $79.07

Soft Costs
----------
Architectural & Engineering                         8.00%                  $  224,600
Development Overhead                                3.00%                      84,200
Stabilization & Opening Expenses             25% of annual income             169,372

Total Soft Costs                                                                       $  478,172          $13.47
                                                                                       ----------
Total Improvement Costs                                                                $3,285,059          $92.54

Entrepreneurial Profit                 18.00%                                          $  591,311          $16.66
                                                                                       ----------         -------
Total                                                                                  $3,876,370         $109.20

Depreciation Adjustment              Age/Life                   % Dep.        $ Dep.
-----------------------
Physical                              15/50                     30.00%     $  985,518

Total Depreciation                                                                     $  985,518          $27.76
                                                                                       ----------         -------
Project Costs (Depreciated Replacement Cost)                                           $2,890,852          $81.43

Depreciated Furniture Fixtures $ Equipm                         70 Units @     $2,500  $  175,000

Land Valuation                         Acres          SF         $/SF       Land Value     Total
--------------                         -----          --         ----       ----------     -----
Site Value in Fee                       1.42       61,855       $5.25      $  324,739

Site Value                              1.42       61,855       $5.25                  $  325,000
-----------------------------------------------------------------------------------------------------------------
Indicated Value                                                                        $3,390,852

  Rounded                                                                              $3,390,000
                                                                                       ==========
=================================================================================================================


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Revenue Multiplier is derived for use as an additional measure of value for this approach. The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.


                                                                              58
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

                        -------------------------------
                        REGIONAL SUMMARY OF HOTEL SALES
                        ===============================

==============================================================================================================
                                   Date of   Year    Building   Land   Land/Bldg   No of    Gross     Sale
No.       LOCATION                   Sale    Built     Area     Area     Ratio     Units   Area/Rm.   Price
==============================================================================================================
1   Comfort Inn                     May-95   1990     30,740    76,405   2.49:1      58      530    $2,800,000
    13207 NE 20th Avenue                               Est.
    Vancouver, WA


2   Comfort Inn                     Jun-96   1992     34,000    66,646   1.96:1      64      531    $2,600,000
    8855 SW Citizens Drive
    Wilsonville OR

3   Ramada Inn                      Oct-94   1978     68,410    16,200   0.24:1     120      570    $8,400,000
    2200 Fifth Avenue
    Seattle, WA

4   Travelodge                      Jun-94   1961     30,820    56,912   1.85:1      74      416    $4,200,000
    4715 25th Avenue NE
    Seattle, WA

5   West Coast Gateway Hotel        Mar-96   1990     59,074    71,165   1.20:1     145      407   $11,218,164
    18415 Pacific Highways South
    Seattle, WA

6   Best Western Hotel              Mar-95   1986     91,618   262,749   2.87:1     147      623    $5,500,000
    15901 W. Valley Highway
    Tukwilla WA


    Unadjusted Range:                        $60.03   to   $189.90 /Sq.Ft.
                                            $37,415   to   $77,367 /Unit

                                       Mean:       $112.76 / Sq Ft              $55,073 / Unit


=============================================================================================
                                   Price/   Price/                   Comments
No.       LOCATION                 Sq. Ft.   Unit
=============================================================================================
1   Comfort Inn                     $91.09  $48,276   Occupancy reported at 70 percent ADR @
    13207 NE 20th Avenue                              $46.00. No food and beverage
    Vancouver, WA                                     One meeting room, spa, pool, excercise
                                                      Located near new mall

2   Comfort Inn                     $76.47  $40,625   Two-story wood frame motel located in
    8855 SW Citizens Drive                            suburban location.
    Wilsonville OR

3   Ramada Inn                     $122.79  $70,000   Four-story wood frame & stucco downtown
    2200 Fifth Avenue                                 location. Renovated prior to sale. $70
    Seattle, WA                                       ADR estimate.

4   Travelodge                     $136.28  $56,757   Includes retail building (Blockbuster)
    4715 25th Avenue NE                               ADR est $55.00
    Seattle, WA                                       Pool, spa.

5   West Coast Gateway Hotel       $189.90  $77,367   SeaTac Airport location.
    18415 Pacific Highways South                      All cash sale.
    Seattle, WA

6   Best Western Hotel             $60.03   $37,415   Three story wood frame structure
    15901 W. Valley Highway                           includes restaurant, spa, excercise
    Tukwilla WA                                       room and outdoor pool.

                              Comparable Sales Map

                               [GRAPHIC OMITTED]

1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                              COMPARABLE SALE NO. 1

                                 [PHOTO OMITTED]

ADDRESS:                Comfort Inn                 GRANTOR:            Ray Patel, et al.
                        13207 NE 20th Avenue        GRANTEE:            Shree Ram LLC
                        Vancouver, WA
DESCRIPTION:            Two-story wood frame        DOCUMENT #:         Na
                        and stucco limited service  MARKET TIME:        Na
                        hotel                       NUMBER OF UNITS:    58
YEAR BUILT:             1990                        SALE PRICE:         $2,800,000
LOT SIZE:               76,405 S.F.                 SALE DATE:          June 5, 1995
CONDITION:              Average/Good                TERMS:      $350,000 down
QUALITY:                Average                                 seller wrapped existing $1.45M
                                                                1st TD with, due in 10 years

BUILDING AREA:          30,740 S.F.                 GROSS INCOME:       $685,540
LAND:BLDG RATIO:        2.49:1                      NET INCOME:         $288,000
PRICE/S.F.:             $91.09                      OVERALL RATE        10.29%
PRICE/UNIT:             $48,276                     GRM:                4.08
FF&E:     $140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                              COMPARABLE SALE NO. 2

                                 [PHOTO OMITTED]

ADDRESS:                Comfort Inn                 GRANTOR:        Mahalaxmi Inc.
                        8855 SW Citizens Drive      GRANTEE:        Ganesh Enterprises
                        Wilsonville, OR
DESCRIPTION:            Two-story wood              DOCUMENT #:     9603044444
                        frame limited service       MARKET TIME:    Na
                        hotel
NUMBER OF UNITS:        64
YEAR BUILT:             1992                        SALE PRICE:     $2,600,000
LOT SIZE:               66,646 S.F.                 SALE DATE:      June 19, 1996
CONDITION:              Average/Good                TERMS:          $800,000 down
QUALITY:                Average                                     $1,8M 1st Td Commercial Bank
BUILDING AREA:          34,000 S.F.                 GROSS INCOME:   $804,825
LAND:BLDG. RATIO:       1.96:1                      NET INCOME:     $310,628
PRICE/S.F.:             $76.47                      OVERALL RATE    11.95%
PRICE/UNIT:             $40,625                     GRM:            3.23
FF&E:                   $160,000 Est.

COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                              COMPARABLE SALE NO. 3

                                 [PHOTO OMITTED]

ADDRESS:                Ramada Inn                  GRANTOR:            2200 Fifth Ave. Ltd.
                        2200 5th Avenue             GRANTEE:            Devin Corporation
                        Seattle, WA
DESCRIPTION:            Four-story over parking     DOCUMENT #:         9410280992
                        frame and stucco hotel      MARKET TIME:        6 months
                        with restaurant/lounge      UMBER OF UNITS:     120
YEAR BUILT:             1978                        SALE PRICE:         $8,400,000
LOT SIZE:               16,200 S.F.                 SALE DATE:          October 28, 1994
CONDITION:              Average                     TERMS:           $3,000,000 down
QUALITY:                Average                                      $5,400,000 1st Td Seafirst Bank
BUILDING AREA:          68,410 S.F.                 GROSS INCOME:              Na
LAND:BLDG RATIO:        0.24:1                      NET INCOME:                Na
PRICE/S.F.:             $122.79                     OVERALL RATE               Na
PRICE/UNIT:             $70,000                     GRM:                       Na

COMMENTS: This property is located on Fifth Avenue in the Denny Grade area of downtown Seattle. It was renovated prior to the sale with new lobby, HVAC and FF&E. Property leases additional parking nearby. Seller leased back property for 10 years, terms unknown. Central city location, average appeal.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                              COMPARABLE SALE NO. 4

                                 [PHOTO OMITTED]

ADDRESS:                Travelodge                  GRANTOR:        Vincent Hanna Fowler Inv.
                        4715-25 25th Avenue NE      GRANTEE:        P.B. Investments Ltd.
                        Seattle, WA
DESCRIPTION:            One and two-story wood      DOCUMENT #:     9506222113
                        frame and stucco motel      MARKET TIME:    12 month
                        with 6,700 sf retail building
NUMBER OF UNITS:        74
YEAR BUILT:             1961                        SALE PRICE:     $4,200,000
LOT SIZE:               56,912 S.F.                 SALE DATE:      June 22, 1994
CONDITION:              Average                     TERMS:          All cash
QUALITY:                Average
BUILDING AREA:          30,820 S.F.                 GROSS INCOME:              Na
LAND:BLDG RATIO:        1.85:1                      NET INCOME:                Na
PRICE/S.F.:             $136.28                     OVERALL RATE               Na
PRICE/UNIT:             $56,757                     GRM:                       Na

COMMENTS: This suburban property is located north of the University of Washington and across from University Village shopping center. The Travelodge has a detached Blockbuster retail store on the site which enhanced the sales price. That store is leased at $9,520 per month triple net with 7 years remaining. Extraction of retail portion value indicates $800,000 based on capitalization of lease income for 7 years plus reversion on the Blockbuster lease. Residual to the Motel is $3,400,000 or $45,945 per unit and $110.32 per square foot.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                              COMPARABLE SALE NO. 5

                                 [PHOTO OMITTED]

ADDRESS:                Westcoast Gateway Hotel         GRANTOR:        Gateway Hotel LP
                        18415 S. Pacific Highway        GRANTEE:        Patriot American Hospitality
                        Sea-Tac, WA
DESCRIPTION:            Six-Story, good quality Class   DOCUMENT #:     7110-407
                        B hotel w/ restaurant, lounge   MKTG.TIME::     N/A
                        Pool and spa amenities.         ROOM CT.:       145
YEAR BUILT:             1990                            SALE PRICE:     $ 11,218,164
LOT SIZE:               71,165 SF (1.63 Acre)           SALE DATE:      March, 1996
CONDITION:              Good                            TERMS:          Cash Equivalent
QUALITY:                Average-Good                    CLASS:          Limited service, upper tier
BUILDING AREA:          59,074 SF                       GROSS INCOME:          N/A
LAND:BLDG RATIO:        1.20:1                          NET INCOME:            N/A
PRICE/SF:               $189.90                         OVERALL RATE           N/A
PRICE/UNIT:             $77,367                         GRM:                   N/A

COMMENTS: This property is located adjacent to the Sea-Tac International Airport. It has one of the best proximity of the hotels along Pacific Highway. Constructed of good quality Class B materials. Part of a five property portfolio sale which included 3 Seattle properties, 1 in Wenatchee, and 1 in California. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                              COMPARABLE SALE NO. 6

                                 [PHOTO OMITTED]

ADDRESS:                Best Western Southcenter    GRANTOR:        United States National Bank
                        15901 W. Valley Highway     GRANTEE:        Wen & Liu
                        Tukwilla, WA
DESCRIPTION:            Three-story and one-story   DOCUMENT #:     95-3311394
                        wood frame structures,      MKTG.TIME::     N/A
                        restaurant, pool & spa      No Of Units:    147
YEAR BUILT:             1986                        SALE PRICE:     $5,500,000
LOT SIZE:               262,749 S.F.                SALE DATE:      March 31, 1995
CONDITION:              Average                     TERMS:          Cash Equivalent
QUALITY:                Average
BUILDING AREA:          91,618 S.F.                 GROSS INCOME:              N/A
LAND:BLDG RATIO:        2.87 :1                     NET INCOME:                N/A
PRICE/SF:               $60.03                      OVERALL RATE               N/A
PRICE/UNIT:             $37,415                     GRM:                       N/A

COMMENTS: This property is regarded as the limited service hotel facility in the Seattle-Tacoma market area. Located near Freeway across the street from newer Embassy Suites and north of Residence Inn Hotel in a suburban location. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


DIRECT COMPARISON APPROACH (Continued)

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 4 has a retail store on site that is estimated to contribute approximately $800,000 which results in an adjusted price to the hotel property of $3,400,000 or $45,945 per room. Sale 5 sold to the same buyer as part of a 5 property portfolio sale. However, the prices were established for each of the sale properties separately and no adjustment is necessary. The other sales are not considered to require any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


DIRECT COMPARISON APPROACH (Continued)

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between mid 1994 and mid 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $60.32 to $189.90 per square foot. They range between $37,415 to $77,367 per unit. The sales occurred between June 1994 and June 1996 and are the best available sales comparables for use in comparison to the subject property due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants, shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


DIRECT COMPARISON APPROACH (Continued)

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the previous page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. The best GRM value indicators for the subject property are indicated by Sale Nos. 1 through 4 which suggest GRM's in the mid to high 3 times range. We have estimated a GRM of 3.7 as applicable to the subject property which indicates a value of:

                             $677,488 GRM x 3.7 =         $2,506,706

                             Rounded                      $2,500,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                           Supplemental Sales Summary

                            ------------------------
                            SUPPLEMENTAL HOTEL SALES
                            ========================

================================================================================================================================
                                    Date of    Year   Building      No of      Gross                      Sale           Price/
No.      LOCATION                    Sale      Built    Area        Units     Revenue          NOI        Price          Sq. Ft.
================================================================================================================================
1     Comfort Inn                   May-95     1990     30,740       58      $685,540      $288,000     $2,800,000       $91.09
      13207 NE 20th Avenue
      Vancouver, WA

2     Capital Inn/Days Inn          Jan-95     1990     29,949       81      $778,745      $373,765     $3,320,000      $110.86
      120 College Street
      Lacey WA

3     Quality Inn                   Oct-95     1977/86  29,200       73      $685,200      $293,760     $2,625,000       $89.90
      1545 NE Burnside
      Gresham OR

4     Comfort Inn                   Jun-96     1992     34,000       64      $804,825      $310,628     $2,600,000       $76.47
      8855 SW Citizens Drive
      Wilsonville OR

5     Ameritel Inn                  Jun-96     1991     48,966       94    $1,652,218      $823,838     $6,110,000      $124.78
      Confidential

6     Bellevue Hilton               Aug-95     1979    122,369      180    $3,945,000    $1,107,000    $12,300,000      $100.52
      100 112th Street NE
      Bellevue WA

                                               Mean:                                                                     $98.93


=============================================================
                                    Price/
No.      LOCATION                    Unit      GRM      OAR
=============================================================
1     Comfort Inn                   $48,276    4.08    10.29%
      13207 NE 20th Avenue
      Vancouver, WA

2     Capital Inn/Days Inn          $40,988    4.26    11.26%
      120 College Street
      Lacey WA

3     Quality Inn                   $35,959    3.83    11.19%
      1545 NE Burnside
      Gresham OR

4     Comfort Inn                   $40,625    3.23    11.95%
      8855 SW Citizens Drive
      Wilsonville OR

5     Ameritel Inn                  $65,000    3.70    13.48%
      Confidential

6     Bellevue Hilton               $68,333    3.12     9.00%
      100 112th Street NE
      Bellevue WA

                         Mean:      $49,863    3.70    11.19%

      Unadjusted Ranges:            $76.47      to      $124.78 /Sq.Ft.
                                   $35,959      to      $68,333 /Unit
                                      3.12      to         4.26 GRM
                                     9.00%      to       13.48% OAR


                                                                              70
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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


DIRECT COMPARISON APPROACH (Continued)

The primary sales comparables most similar to the subject in geographic proximity, size, type of operation and age are Sales Nos. 1, 2, 4, and 6. These sales suggest values in the mid 40,000's per unit. Sale Nos. 3 and 5 indicate a value range of $70,000 and $77,367 per unit and represent superior economic characteristics and locations. Given the age and overall condition of the subject we conclude that the subject is below the range indicated by Sales 1, ,4 and 6. Therefore, we conclude on a value of $35,000 per room or:

                    70 Units @ $35,000 per Unit = $2,450,000

                              Conclude @ $2,450,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $2,450,000 and $2,500,000. We have selected a value indication at the middle of the two indications, as follows:

                        Conclude        $2,475,000
                                        ==========


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------

                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period, and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the right to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject, the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are summarized on the following page.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                          SUMMARY OF COMPETITIVE HOTELS

                                NO OF    RACK
NO.   LOCATION                  ROOMS    RATE                    COMMENTS
--------------------------------------------------------------------------------
1.    Holiday Inn Express       80       Single King:            $57 - $62
      105 NE Agness Ave.                 Double Queen:           $67 - $77
      Grants Pass                        Suite                   $104

      This is a new 80-unit limited service motel located at the south Interstate 5 interchange of Grants Pass. It is in good condition, has an outdoor pool and provides a continental breakfast. Because it is new, actual occupancy figures are not available. It is estimated that this facility provides the major competition to the subject due to its location, age and condition. Room rates are comparable to the subject property.

2.    Grants Pass Inn-Best Western       Single Queen:           $50
      107 NE Agness Ave.        83       Double Queen:           $60
      Grants Pass                        Exec. Suite:            $82
                                         Jacuzzi Suite:          $89

      This is an older motel facility which has been well maintained. It features an outdoor swimming pool and spa. It is located adjacent to the Holiday Inn Express near the south Interstate 5 interchange to Grants Pass. This is a limited service motel. A new Shari's restaurant is now under construction across the street. Other eating establishments are located a few blocks to the south. Actual occupancy rates were not available. However, in view of the proximity of the freeway, signage, Best Western franchise and access, average annual occupancy is estimated at 50%.

3.    Royal Vue Motel           59       Single Queen:           $42.80 - $47.10
      110 NE Morgan                      Double Queen:           $51.40 - $53.50
      Grants Pass                        Single King:            $49.25
                                         Double Queen Suite:     $57.80
                                         Single King Suite:      $53.50

      This is an average quality older motel facility with an on-site restaurant and lounge. The overall condition is fair. It has an outdoor pool and an indoor spa and steam room. This property is well located with good visibility and access from the north Interstate 5 interchange. However, its condition and lack of remodeling place this facility closer to the budget motels in competition. Occupancy is estimated at 40 to 50 percent.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


Summary of Competitive Motels (continued)

                                NO OF    RACK
NO.   LOCATION                  ROOMS    RATE                    COMMENTS
--------------------------------------------------------------------------------
4.    Motel 6                   122      Single Double:          $29.95
      1800 NE 7th                        Double Double:          $41.72 - $44.93
      Grants Pass

      This is a typical budge motel facility with minimal amenities and services. There is an outdoor swimming pool. This property is approximately 20 years old with no major remodeling within the last 10 years. It is close to area fast food and sit-down restaurants. Overall occupancy is estimated at 40 to 50 percent. This facility is not considered to provide significant competition to the subject but is included due to its proximity within one block.

5.    Motel Orleans             61       Single Queen:           $29.95 - $39.95
      1889 NE 6th                        Double Queen:           $47.99 - $52.99
      Grants Pass

      This property is located across the street from the subject property. It has access from both 6th and 7th Streets and is close to area eating establishments. This facility has a non-heated outdoor swimming pool. There are no other amenities. According to the manager the property was remodeled within the last six months. The overall condition is average to good. The annual occupancy statistics were not available, however in view of the location and condition, 50 to 55 percent is estimated. This is a budget motel with limited amenities and is not considered to represent significant competition to the subject property. It is included in this survey due to its proximity.

6.    Golden Inn                64       Single Queen:           $28.95 - $36.00
      1950 NW Vine                       Double Double:          $40.00 - $49.00
      Grants Pass

      This property is located north of the subject property. It is an older motel constructed over thirty years ago. It has a heated outdoor swimming pool but no other amenities. It is close to area restaurants, with Bee Gees located next door. According to the management the rooms were painted last year, but no major remodeling has occurred for many years. This is an old barracks-style motel facility in the budget category due to its age, condition and lack of amenities. It is not considered to be competitive with the subject, but is included due to its proximity.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


Summary of Competitive Motels (continued)

                                NO OF    RACK
NO.   LOCATION                  ROOMS    RATE                    COMMENTS
--------------------------------------------------------------------------------
7.    Super 8                   79       Single Queen:           $44.88 - $48.88
      1949 NE 7th                        Double Queen:           $51.88 - $59.88
      Grants Pass                        Queen Suite:            $59.88

      This property is located approximately one block northeast of the subject property. It was constructed in 1990 and is in average to good condition. It is located at the south-bound on-ramp to Interstate 5 with good freeway visibility and access. Area restaurants and support facilities are in close proximity. This property has an indoor swimming pool and spa. There are no in-room amenities such as refrigerators or microwave ovens. Due to the location, access, visibility, age and condition of this property, it is considered to be competitive with the subject property. Occupancy figures were not disclosed, however a 50 to 55 percent figure is estimated due to location, condition and access.

8.    Sweet Breeze Inn          21       Double Queen:           $38 - $48
      1627 NE 6th                        Single King:            $38 - $48
      Grants Pass                        Summer rates range from $50 - $64.

      This is a two-year-old motel located one block south of the subject property. It is a small facility with no amenities other than its non-smoking classification. It is a Triple A approved motel with well-decorated rooms. The rooms are typically smaller than the subject with minimal amenities other than decor. It is not considered to represent significant competition, but is included in the survey due to its proximity. Occupancy is estimated at 50 to 55 percent.

*     Subject - Shilo Inn
      1880 NW Sixth Street      70       Double Queen:           $52 - 55
      Grants Pass                        Single King:            $55 - $65
                                         Mini-Suite:             $70 +
                                         Single Queen:           $49

      As noted previously in this report, the subject property is a good quality lodging facility with 70 rooms, heated outdoor pool, with indoor sauna and steam room. The subject property was renovated within the last few months. It is within close proximity to Interstate 5, area fast food and sit-down restaurants and area support facilities. Occupancy has typically averaged 50 to 55 percent on an annual basis.


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Shilo Inn - 1880 N.W. Sixth Street, Grants Pass, Oregon
-------------------------------------------------------


                             COMPETITIVE HOTELS MAP

                               [GRAPHIC OMITTED]


                                                                              76
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Shilo Inn - 1880 N.W. Sixth Street, Grants Pass, Oregon
-------------------------------------------------------


                               COMPETITIVE MOTEL 1

                                [PHOTO OMITTED]


                               COMPETITIVE MOTEL 2

                                [PHOTO OMITTED]


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Shilo Inn - 1880 N.W. Sixth Street, Grants Pass, Oregon
-------------------------------------------------------


                               COMPETITIVE MOTEL 3

                                [PHOTO OMITTED]


                               COMPETITIVE MOTEL 4

                   PHOTOGRAPH NOT AVAILABLE - TYPICAL MOTEL 6


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Shilo Inn - 1880 N.W. Sixth Street, Grants Pass, Oregon
-------------------------------------------------------


                               COMPETITIVE MOTEL 5

                                [PHOTO OMITTED]


                               COMPETITIVE MOTEL 6

                                [PHOTO OMITTED]


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Shilo Inn - 1880 N.W. Sixth Street, Grants Pass, Oregon
-------------------------------------------------------


                               COMPETITIVE MOTEL 7

                                [PHOTO OMITTED]


                               COMPETITIVE MOTEL 8

                                [PHOTO OMITTED]


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                           COMPETITIVE MARKET OVERVIEW

The subject property is located in a steadily developing area with a diversified economy and increasing population base. Tourism and recreation are becoming increasing important in the growth and development of the local area. The Grants Pass/Medford area is the central focus for Southern Oregon tourism and as a transient location for regional tourism. This area is also the commercial and service center for much of Southern Oregon, and the lodging business derives substantial commercial business as a result of this factor.

Tourism comprises the largest market segment for lodging in the Grants Pass area. Tourist demand is estimated to account for approximately 65% of the total room occupancy in this market. The commercial segment is comprised of visiting executives, sales representatives and other professionals conducting business with local companies or traveling through the area. This market segment typically occupies weekdays, usually peaking mid-week. It is estimated that commercial demand, including governmental employees, account for the remaining 35% of the market.

The Grants Pass market is primarily a seasonal market. Typically, the directly competitive market reaches high 90 percent occupancy levels between June and early September. The months of April, May, September and October indicate average occupancies between 60 and 80 percent. The winter months show market averages in the 50 percent occupancy range. The commercial/governmental segment is less seasonal than the tourist market, therefore this segment comprises a greater portion of total demand in the winter months.

There are approximately 30 motels with approximately 1,600 rooms and seven bed and breakfast inns in the immediate area serving a large seasonal tourist population. In addition, there are many motels, cabins and bed and breakfast inns along the scenic Rogue River. The newest local lodging facility is the Holiday Inn Express located in the south section of Grants Pass. This facility was constructed within the last year, and is considered to be the only major competition to the subject in size, quality and services offered.

Information on transient room tax revenues provided by the City of Grants Pass indicates a significant increase over the last ten years. Revenues from transient room taxes for fiscal year 1985-86 indicate a total revenue of $243,092 from a six percent tax. Revenues in fiscal year 1995-96 were $560,997 at a seven percent tax rate. This represents a 130% increase over the last decade, or an average increase of 13% per year.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


INCOME APPROACH (Continued)

There are four budget motels located within one block of the subject property. Another full-service motel is located one block north, but is an old facility which has not been well maintained over the years. These lodging facilities have been discussed in the previous pages, and are summarized as follows:

        Name  of Facility           Number of Rooms            Type of Facility
        -----------------           ---------------            ----------------
        Holiday Inn Express                     80             Limited Service
        Grants Pass Inn-Best Western            83             Limited Service
        Royal Vue                               59             Full Service
        Motel 6                                122             Budget
        Motel Orleans                           61             Budget
        Golden Inn                              64             Budget
        Super 8                                 79             Limited Service
        Sweet Breeze Inn                        21             Limited Service
        Subject Shilo Inn                       70             Limited Service
                                               ---
                      Total:                   649 Rooms

While there are other smaller, older "mom and pop" motels in the area, the facilities indicated above are considered to be the only competition to the subject. Of these, only the Holiday Inn Express, Grants Pass Inn and Super 8 are considered to be direct competition. The Sweet Breeze Inn is located one block south of the subject. This is a two-year-old motel which caters only to non-smokers. There are no amenities other than morning coffee and the non-smoking environment. This facility provides minimal competition. The budget motels are listed for informational purposes. While they are located nearby, these facilities cater to a different clientele and provide virtually no competition to the subject.

The Royal Vue Motel is located adjacent to the freeway and has a full restaurant and lounge. This facility was constructed over thirty years ago and has been marginally maintained over the years. While this is classified as a full-service facility, its overall age and inferior condition place it more in competition with the budget, or older limited service facilities.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


INCOME APPROACH (Continued)

Analysis of the local motel market indicates that typical year-around occupancy ranges from 45% to 55%. Specific information on individual properties was not available. However based upon the seasonal nature of the primary tourist trade, a market average occupancy rate of 50% is supported, based upon market comparison with other tourist areas of the state. As noted in this report, the subject property occupancy has ranged from 44% to over 55% during the past four years. During late 1995 and early 1996 the subject property was undergoing renovation, with occupancy reflecting approximately 40%. Daily room rates have risen from $49 in 1992 to approximately $55 this year. It is anticipated that the subject property will maintain an occupancy rate of 45 to 50 percent, with a daily room rate average of $55.

The Shilo Inn has 70 rooms, representing approximately 11% of the greater market segment and approximately 27% of specific competitors. The subject property has recently been renovated, is in good condition, is close to restaurants and has good access to Interstate 5 and support facilities. These factors set the subject apart and above the competition. Because of these factors the subject property has enjoyed a higher-than-average daily rate compared to other lodging facilities in this segment of the market. This is supported by the actual increase in occupancy and room revenue over the past several years.

In view of these factors, it is our conclusion that the subject property will continue to maintain its place in the upper segment of the Grants Pass lodging market. It is unlikely that additional development will compromise this position, given the subject diversity of rooms, amenities, its location close to Interstate 5, proximity to downtown Grants Pass and area attractions.


                                                                              83
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--------------------------------------------------------------------------------
--------------------          SHILO INN                        -----------------
# of Rooms        70          1880 NW Sixth Street             Remodeled 1995-96
--------------------          Grants Pass, OR                  -----------------
------------------------
Building Area  35,499 sf

                     ---------------------------------------
                     RECONSTRUCTED HISTORICAL OPERATING DATA
================================================================================


                                    1993                             1994                             1995
==================================================================================================================================
Occupancy Rate                      54.00%                           47.00%                           44.00%
Average Room Rate                   $50.67                           $52.00                           $52.28
----------------------------------------------------------------------------------------------------------------------------------
REVENUES                                    % Total   Per Room                % Total   Per Room               % Total   Per Room
                                            -------   --------                -------   --------               -------   --------
  Room Rentals                    $702,957     97.9%   $10,042     $630,447      97.7%    $9,006    $593,109      98.1%    $8,473
  Restaurant                             0      0.0%        $0            0       0.0%        $0           0       0.0%        $0
  Telephone                         11,942      1.7%      $171       11,591       1.8%      $166       9,626       1.6%      $138
  Other Income                       2,989      0.4%       $43        3,182       0.5%       $45       1,980       0.3%       $28
----------------------------------------------------------------------------------------------------------------------------------
Total Revenue                     $717,888    100.0%   $10,256     $645,220     100.0%    $9,217    $604,715     100.0%    $8,639

EXPENSES
Departmental Expenses
  Rooms Department                 154,485     21.5%    $2,207      148,927      23.1%    $2,128     143,029      23.7%    $2,043
  Food & Beverage                   14,402      2.0%      $206       10,143       1.6%      $145       9,633       1.6%      $138
  Telephone                          8,167      1.1%      $117        7,889       1.2%      $113       8,035       1.3%      $115

Undistributed Operating Expenses
  Administrative & General          25,981      3.6%      $371       28,759       4.5%      $411      25,295       4.2%      $361
  Management                        35,894      5.0%      $513       32,261       5.0%      $461      30,236       5.0%      $432
  Marketing                         17,585      2.4%      $251       21,641       3.4%      $309      27,190       4.5%      $388
  Utilities                         37,390      5.2%      $534       36,603       5.7%      $523      39,548       6.5%      $565
  Property Operations & Maintenance 21,585      3.0%      $308       25,189       3.9%      $360      30,293       5.0%      $433
  Capital Expenditures               6,988      1.0%      $100       16,644       2.6%      $238      11,780       1.9%      $168
  Miscellaneous                        803      0.1%       $11          694       0.1%       $10         923       0.2%       $13

Fixed Charges
  Property Tax & License            28,016      3.9%      $400       24,763       3.8%      $354      24,101       4.0%      $344
  Insurance                          5,624      0.8%       $80        5,559       0.9%       $79       5,457       0.9%       $78
----------------------------------------------------------------------------------------------------------------------------------
Total Expenses                    $356,920     49.7%    $5,099     $359,072      55.7%    $5,130    $355,520      58.8%    $5,079

NET OPERATING INCOME              $360,968     50.3%    $5,157     $286,148      44.3%    $4,088    $249,195      41.2%    $3,560
----------------------------------------------------------------------------------------------------------------------------------


                                  Trailing 12
                                  Months 8/96
================================================================
Occupancy Rate                        39.00%
Average Room Rate                     $54.42
----------------------------------------------------------------
REVENUES                                       % Total  Per Room
                                               -------  --------
  Room Rentals                      $540,156      97.5%   $7,717
  Restaurant                               0       0.0%       $0
  Telephone                           11,133       2.0%     $159
  Other Income                         2,956       0.5%      $42
----------------------------------------------------------------
Total Revenue                       $554,245     100.0%   $7,918

EXPENSES
Departmental Expenses
  Rooms Department                   143,413      25.9%   $2,049
  Food & Beverage                      7,997       1.4%     $114
  Telephone                            7,442       1.3%     $106

Undistributed Operating Expenses
  Administrative & General            24,390       4.4%     $348
  Management                          27,712       5.0%     $396
  Marketing                           27,150       4.9%     $388
  Utilities                           35,797       6.5%     $511
  Property Operations & Maintenance   28,801       5.2%     $411
  Capital Expenditures                15,190       2.7%     $217
  Miscellaneous                          704       0.1%      $10

Fixed Charges
  Property Tax & License              26,315       4.7%     $376
  Insurance                            5,433       1.0%      $78
----------------------------------------------------------------
Total Expenses                      $350,344      63.2%   $5,005

NET OPERATING INCOME                $203,901      36.8%   $2,913
----------------------------------------------------------------

1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


INCOME APPROACH (Continued)

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. Occupancy changed from 54 percent in 1993 to 47 percent in 1994, to 44 percent in 1995 and are 39 percent for the trailing 12 months. Occupancy declined due to the aging of the subject and in 1995 and 1995 it was undergoing a remodel, which eliminated many rooms from availability and resulted in a low occupancy rate. The remodel is complete and occupancy is increasing and should return to earlier levels. The average daily room rate has increased from $53.79 in 1993 to $58.60 in 1996. We expect the subject property to maintain its operation within this range of the market for the foreseeable future.

The Smith Travel Research report located in the addenda indicates that occupancy market wide was 62.8 percent in 1993, 61.4 percent in 1994, 61.6 percent in 1995 and is achieving 65.4 percent in the first nine months of 1996. The average daily rates have similarly remained stable from $53.44 in 1993 to $56.50 in 1996. These figures reflect upward potential for the subject in occupancy.

Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will achieve an occupancy rate of 48 percent in 1997 and increase to typically historic levels of 52 percent per year for the duration of the analysis. An average daily rate of $58.50 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income, estimated at 1.8 percent of room revenues; and miscellaneous other income from vending machines and similar items, which is estimated at 0.50 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.

Departmental Expenses -Rooms

Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $2,043 to $2,207 per room. The subject is operating at stable and consistent levels which are below industry averages. We have projected $2,100 per room for departmental room expense which is at the subject's actual historical performance. We believe that a typical buyer for the subject property would a similar chain operation or even larger organization that can achieve the same efficiencies that the current operations have demonstrated.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


INCOME APPROACH (Continued)

Telephone

Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 65 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General

These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 3.6% and 4.5% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 3.8% for our projections.

Management Fees

The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is above industry standards.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


INCOME APPROACH (Continued)

Franchise and Marketing Expense

Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 2.4% to 4.9% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs

Expenses in the Energy/Utility category are highly consistent over the previous four years of operation. We note that the Pacific Northwest has the lowest energy costs of any region of the US because of the relative abundance of hydroelectric power. The subject has expended between 5.2 to 6.5 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8% to 6.3%. We have utilized 6.0 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance

This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 3.0 and 5.2 percent for repairs and maintenance which includes some capital improvements expenses. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 5.0 percent based on the subject's most recent historical data and industry standards.

FIXED CHARGES

Property Taxes

According to the county assessor, the subject's current property taxes are $24,439. Taxes are based on six year cycle assessments with annual adjustments by the assessor. A sale does not trigger a reassessment. We expect future assessment increases to be in line with historical increases. Property taxes for the subject property are estimated at $26,000 in our projections to account for personal property taxes.


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---------------------------------------


INCOME APPROACH (Continued)

Property Casualty Insurance

Insurance has been consistent during the last four years between 0.8 and 1.0 percent of total revenue which is slightly below the 1.0% to 1.2% level suggested by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 0.8 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations. In the final analysis we relied on the subject's history.

Replacement Reserves

The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items.

The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%.

They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


INCOME APPROACH (Continued)
Capitalization Analysis

properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.0 percent of total revenue.

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios. The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.


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---------------------------------------


INCOME APPROACH (Continued)

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject

Capitalization Analysis

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2 % and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.


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---------------------------------------


INCOME APPROACH (Continued)
Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

o The subject property is a middle tier, limited-service property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.

o The subject property is 25 years old hotel which is proposed for cyclical renovations.

o The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 10.50%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                   $2,420,941
                                   ==========

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.


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---------------------------------------


INCOME APPROACH (Continued)
Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate

The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate

Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 11.50%.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


INCOME APPROACH (Continued)
Yield Capitalization / Discounted Cash Flow Analysis

Discount Rate Selection

The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:

o     Survey of investors' acceptable yield rates

o     Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general, and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.


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1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


INCOME APPROACH (Continued)
Yield Capitalization / Discounted Cash Flow Analysis

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:

                          Yields on Selected Securities
================================================================================
    Period           Aaa Bonds     Baa Bonds        Treasury           Treasury
                                                   Securities         Securities
                                                  (Long Term)        (Five Year)
--------------------------------------------------------------------------------
  March 1995            8.12%        8.70%           7.45%              7.05%
--------------------------------------------------------------------------------
September 1995          7.32%        7.93%           6.55%              6.00%
--------------------------------------------------------------------------------
  April 1996            6.80%        7.47%           6.05%              5.36%
--------------------------------------------------------------------------------
    Average             7.41%        8.03%           6.68%              6.14%
================================================================================

Based on the stability of the revenues and potential marketability of the subject as discussed previously, the discount rate could be reflected as follows:

        "Risk Free" Capital Market Return Rate:                  8.00% +/-
        Real Estate Risk and Illiquidity Premium:                4.00% +/-
        Hotel-Going Concern Risk based premium:                  1.50% +/-
                                                                ----------
        Total Return Expectation-Going Concern Hotels:          13.50% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.50%.


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---------------------------------------


INCOME APPROACH (Continued)
Yield Capitalization / Discounted Cash Flow Analysis

Net Reversionary Value

The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.

Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                   $2,623,629
                                   ==========

Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given both indication relatively similar weight. The indicated values and conclusion of value, of the leasehold estate, via the Income Approach are summarized below:

             Direct Capitalization - Fiscal 1997 Income - $2,420,941

                   Discounted Cash Flow Analysis - $2,623,629

                               Rounded $2,500,000
                                       ==========


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                                                           SHILO INN
# of Rooms                                        70       1880 NW Sixth Street
Growth Rate:                                    3.0%       Grants Pass OR

----------------------------------------------------------------------------------------------------------------------------
                                             % Total       1         2          3         4         5          6         7
Fiscal Year (12/1 TO 11/30)                  Revenue      1997      1998       1999      2000      2001       2002      2003
============================================================================================================================
Room Nights Available                                   25,550    25,550     25,550    25,550    25,550     25,550    25,550
Number of Occupied Rooms                                12,264    13,286     13,286    13,286    13,286     13,286    13,286
Occupancy Rate                                          48.00%    52.00%     52.00%    52.00%    52.00%     52.00%    52.00%
Average Room Rate                                       $54.00    $55.62     $57.29    $59.01    $60.78     $62.60    $64.48
----------------------------------------------------------------------------------------------------------------------------

REVENUES
 Room Rentals                                 97.75%  $662,256  $738,967   $761,136  $783,970  $807,490   $831,714  $856,666
 Telephone                                     1.80%    11,921    13,301     13,700    14,111    14,535     14,971    15,420
 Restaurant Revenue                            0.00%         0         0          0         0         0          0         0
 Other Income                                  0.50%     3,311     3,695      3,806     3,920     4,037      4,159     4,283
                                              ------------------------------------------------------------------------------
Total Revenue                                 100.0%  $677,488  $755,964   $778,642  $802,002  $826,062   $850,844  $876,369

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                          $2,100   147,000   151,410    155,952   160,631   165,450    170,413   175,526
 Telephone (% of Departmental Income)          65.0%     7,748     8,646      8,905     9,172     9,448      9,731    10,023
                                              ------------------------------------------------------------------------------
Total Departmental Expenses                    22.8%  $154,748  $160,056   $164,858  $169,803  $174,897   $180,144  $185,549

Undistributed Operating Expenses
 Administrative & General                       4.5%    30,487    31,402     32,344    33,314    34,313     35,343    36,403
 Management                                     5.0%    33,874    37,798     38,932    40,100    41,303     42,542    43,818
 Furniture, Fixtures & Equipment Reserves       3.0%    20,325    22,679     23,359    24,060    24,782     25,525    26,291
 Franchise & Marketing                          8.0%    54,199    60,477     62,291    64,160    66,085     68,067    70,110
 Utilities                                      6.0%    40,649    45,358     46,719    48,120    49,564     51,051    52,582
 Property Operations & Maintenance              5.0%    33,874    37,798     38,932    40,100    41,303     42,542    43,818
 Miscellaneous                                  1.5%    10,162    11,339     11,680    12,030    12,391     12,763    13,146
                                              ------------------------------------------------------------------------------
Total Undistributed Expenses                   33.0%  $223,571  $246,851   $254,257  $261,884  $269,741   $277,833  $286,168

Total Expenses Before Fixed Charges            55.8%  $378,319  $406,907   $419,114  $431,688  $444,638   $457,978  $471,717
Income Before Fixed Charges                    44.2%  $299,168  $349,056   $359,528  $370,314  $381,423   $392,866  $404,652

Fixed Charges
 Property Tax & License                         3.8%    26,000    26,780     27,583    28,411    29,263     30,141    31,045
 Insurance                                     0.80%     5,420     5,583      5,750     5,922     6,100      6,283     6,472
 Buildings Reserve for Replacement              2.0%    13,550    13,956     14,375    14,806    15,250     15,708    16,179
                                              ------------------------------------------------------------------------------
Total Fixed Charges                             6.6%   $44,970   $46,319    $47,708   $49,140   $50,614    $52,132   $53,696

NET OPERATING INCOME                           37.5%  $254,199  $302,738   $311,820  $321,174  $330,810   $340,734  $350,956
Present Value of Income Stream                         223,964   235,004    213,263   193,534   175,630    159,382   144,638
 Discounted at                                13.50%
Total Present Value of Income Stream                          $1,703,882

REVERSION ANALYSIS
--------------------------------------
 Eleventh Year Income                       $395,004
 Reversion Capitalized @                      11.50%
 Reversion                                $3,434,818                                              DIRECT CAPITALIZATION
 Less Sales Expense                             5.0%                                         *******************************
 Net Reversion                             3,263,077                                         Net Operating Income   $254,199
 Discount rate                                13.50%                                             (1997)
 Present Value of Reversion                           $919,748                               Overall Rate             10.50%
                                                    ----------                                                    ----------
TOTAL PRESENT VALUE                                 $2,623,629                               Indicated Value      $2,420,941

Concluded Value via Income Approach                 $2,500,000          $35,714 /Room
                                                    ==========


-------------------------------------------------------------------------------------
                                                   8         9         10        11
Fiscal Year (12/1 TO 11/30)                       2004      2005       2006      2007
=====================================================================================
Room Nights Available                           25,550    25,550     25,550    25,550
Number of Occupied Rooms                        13,286    13,286     13,286    13,286
Occupancy Rate                                  52.00%    52.00%     52.00%    52.00%
Average Room Rate                               $66.41    $68.41     $70.46    $72.57
-------------------------------------------------------------------------------------

REVENUES
 Room Rentals                                 $882,366  $908,837   $936,102  $964,185
 Telephone                                      15,883    16,359     16,850    17,355
 Restaurant Revenue                                  0         0          0         0
 Other Income                                    4,412     4,544      4,681     4,821
                                             ----------------------------------------
Total Revenue                                 $902,660  $929,740   $957,632  $986,361

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                           180,791   186,215    191,802   197,556
 Telephone (% of Departmental Income)           10,324    10,633     10,952    11,281
                                             ----------------------------------------
Total Departmental Expenses                   $191,115  $196,849   $202,754  $208,837

Undistributed Operating Expenses
 Administrative & General                       37,495    38,620     39,779    40,972
 Management                                     45,133    46,487     47,882    49,318
 Furniture, Fixtures & Equipment Reserves       27,080    27,892     28,729    29,591
 Franchise & Marketing                          72,213    74,379     76,611    78,909
 Utilities                                      54,160    55,784     57,458    59,182
 Property Operations & Maintenance              45,133    46,487     47,882    49,318
 Miscellaneous                                  13,540    13,946     14,364    14,795
                                             ----------------------------------------
Total Undistributed Expenses                  $294,753  $303,596   $312,704  $322,085

Total Expenses Before Fixed Charges           $485,868  $500,444   $515,458  $530,921
Income Before Fixed Charges                   $416,792  $429,295   $442,174  $455,440

Fixed Charges
 Property Tax & License                         31,977    32,936     33,924    34,942
 Insurance                                       6,666     6,866      7,072     7,284
 Buildings Reserve for Replacement              16,664    17,164     17,679    18,210
                                             ----------------------------------------
Total Fixed Charges                            $55,307   $56,966    $58,675   $60,435

NET OPERATING INCOME                          $361,485  $372,329   $383,499  $395,004
Present Value of Income Stream                 131,257   119,114    108,095
 Discounted at
Total Present Value of Income Stream


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

1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                          RECONCILIATION AND CONCLUSION

               Cost Approach                              $3,390,000
               Market Approach                            $2,475,000
               Income Approach                            $2,500,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach is given the least weight due to its limitations in being able to accurately reflect current market conditions, and going concern elements of value. These conditions are directly related to the income generating ability of the subject, which is best analyzed within the Income Approach. The Cost Approach may therefore represent the least reliable data source, and the method least likely to be referenced by the typical investor. However, it would be of interest to anyone exploring the feasibility of developing new facilities. Here their principal concern is whether functional properties can be acquired for less than their current replacement cost. If the answer were "yes", the decision to acquire rather than build should result.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.


                                                                              97
----------------------------------
James Ratkovich & Associates, Inc.

1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


RECONCILIATION AND CONCLUSIONS (Continued)

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Fee Simple Estate, As Is, was:

                                   $2,500,000
                                   ==========

                      (Including Value of FF&E - $175,000)


                                                                              98
----------------------------------
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

1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

We have made a personal inspection of the property that is the subject of this report, unless specifically stated otherwise.

In addition to the undersigned Mr. Herald Haskell, MAI performed the original field inspection, site, improvements, area and competitive market analysis and land valuation.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.

As of the date of this report, M. Hammad has completed the requirements of the continuing education program of the Appraisal Institute.


/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
OR No. TNR0314


                                                                              99
----------------------------------
James Ratkovich & Associates, Inc.

1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                           STATEMENT OF QUALIFICATIONS
                                  M HAMMAD, MAI

PROFESSIONAL AFFILIATIONS

   MAI, Member Appraisal Institute #10,868
   GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS

Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION

University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES

   Certified General Appraiser, California
   #AG002849, Expires 2/1/97
   Real Estate Broker, State of California

PROFESSIONAL HISTORY

HAMMAD & ASSOCIATES, INC. Studio City, CA                        1988 to Present
President

      Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                                 1986 to 1988
Director of Real Estate Valuation

      Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA                     1985 to 1986
Assistant Vice President

      Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                                1984 to 1985
Associate Appraiser

      Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.


                                                                             100
----------------------------------
James Ratkovich & Associates, Inc.

                         QUALIFICATIONS OF THE APPRAISER

                             HERALD S. HASKELL, MAI

Herald S. Haskell is an independent real estate appraiser/analyst with offices located in Salem, Oregon. He began his real estate appraisal career with American Federal Savings, in 1973, where he last held the position of Chief Appraiser. During his twelve year tenure with this Salem, Oregon firm, he supervised appraisal department personnel and operations, reviewed appraisals from staff and outside appraisers, analyzed secondary market loan security, appraised various types of real estate, and analyzed feasibility of major investments. He accepted the position of Vice President and Assistant Manager of the Los Angeles office of BA Appraisals Inc., in January, 1986. BA Appraisals, Inc., a subsidiary of BankAmerica Company, was purchased by Arthur D. Little Valuation, Inc., in September, 1986. In March, 1987, he opened an independent real estate appraisal office in Monrovia, California, prior to moving back to Salem, Oregon.

During the course of his real estate career, he has appraised various types of residential and income producing properties throughout the United States, primarily the Western Region. Mr. Haskell has instructed Real Estate Principles and Real Estate Appraisal courses at Chemeketa Community College, as well as, SREA Chapter sponsored seminars and workshops.

PROFESSIONAL AFFILIATIONS AND MEMBERSHIPS

The Appraisal Institute,
        MAI (Member, Appraisal Institute) Certificate No. 6118, 1980 SRPA (Senior Real Property Appraiser) 1978
President, SREA Chapter 85, 1980-81
Delegate, Young Advisory Council, Society of Real Estate Appraisers Certified Real Estate Appraiser - Oregon (No. C000010) Current license expires 8/31/97

APPRAISAL ASSIGNMENTS

Mr. Haskell has a wide variety of appraisal experience. This experience and expertise is primarily in the residential, commercial and industrial areas, as well as special purpose properties. He has appraised numerous complex properties in these categories for financing, condemnation and various other purposes. He has obtained significant experience over the past decade in appraising hotels and motels. These properties have ranged in size from small local, motels to destination resorts, with ownership ranging from local operators to large regional and national franchises. The larger destination resort-type facilities have been valued in multiple millions of dollars. Mr. Haskell's appraisals have been utilized for underwriting conventional loans, issuing development bonds, offer and sale negotiations, listing property for sale, just compensation, and various other purposes. He has qualified as an expert witness in Oregon courts. A partial list of property types in which he is experienced in appraising is located on the following page.

Mr. Haskell is experienced in appraising/consulting and preparing reports on the following:

Residential                                                        Hotels/Motels
Apartments                                                     Postal Facilities
Condominiums                                                 Leasehold Interests
Subdivisions                                                   Retail Facilities
Mobile Home Parks                                               Office Buildings
Industrial                                                           Vacant Land
Golf Courses                                                    Shopping Centers
Special Purpose Properties                                              Churches
Feasibility Studies                                Highest and Best Use Analyses
Restaurants                                                       Market Studies

PARTIAL LIST OF CLIENTS

First Interstate Mortgage               Resolution Trust Corporation
First Interstate Bank                   U.S. Bancorp Mortgage Corp.
Key Bank of Oregon                      The Bank of Newport
First Security Bank                     The Commercial Bank
Washington Mutual Savings               KeyCorp Mortgage
Federal Deposit Insurance Corp.         State of Oregon
Bank of Salem                           Pioneer Trust Bank
Centennial Bank                         1st Federal Savings of McMinnville
Western Bank                            Evergreen International Aviation
Douglas National Bank                   Citizens Valley Bank
West Coast Bancorp                      West Coast Trust
Bank of America                         West One Bank
The Bank of Tokyo, Ltd.                 Citizens Bank
Valley Community Hospital               Various individuals

Mr. Haskell's client base centers around real estate lending institutions. While he is experienced in condemnation work for governmental agencies, market value estimates for individuals and local governments, as well as providing reports and testimony for attorney's and courts, his primary clients are lenders. His more than twelve years experience as an employee of lending institutions has provided him with a solid understanding of federal regulations, underwriting requirements and other considerations. He has been a regular consultant at the board level regarding property values. He maintains a knowledge of current regulations and requirements set forth by federal regulators.

EDUCATION

The following is a partial listing of Mr. Haskell's education history. After service in the U.S. Army, with tours in Germany and Viet Nam, Mr. Haskell attended college, receiving G.I. Bill benefits, while providing for and raising a young family. He maintained a 4.0 GPA while studying for the A.S. degree in Real Estate. Upon completion of this program he entered the professional designation programs of the Society of Real Estate Appraisers and the American Institute of Real Estate Appraisers. He met the college degree requirements of the Appraisal Institute by taking additional course work, passing exams and review by the Education Committee.

Education has been on-going throughout his appraisal career. The following is a partial list of coursework and education programs completed:

            - Associate in Science, Real Estate Technology, Chemeketa Community College Salem, Oregon

            - Course 101, Society of Real Estate Appraisers, "Introduction To Real Property Valuation".

            - Course 201, Society of Real Estate Appraisers, "Appraising Income Property".

            - Course VIII, American Institute of Real Estate Appraisers, "Appraising Residential Property"

            - Course IX, American Institute of Real Estate Appraisers, "Appraisal Administration and Review".

            - Course II, American Institute of Real Estate Appraisers, "Case Studies in Urban Property".

            - "Real Estate Investment Analysis" American Institute of Real Estate Appraisers.

            - "Standards of Professional Practice" American Institute of Real Estate Appraisers.

            - "FHLBB Memo R41(c) Seminar" Society of Real Estate Appraisers.

            - "Advanced Lotus 1-2-3 Workshop" American Institute of Real Estate Appraisers.

            - "Retail Property Seminar" American Institute of Real Estate Appraisers.

            - "UCIR Form Report Seminar" American Institute of Real Estate Appraisers.

            - "Subdivision Analysis" Society of Real Estate Appraisers.

            - "Highest and Best Use-Feasibility Analysis For Non-Residential Properties" American Institute of Real Estate Appraisers.

            - "Appraisal Review" Society of Real Estate Appraisers.

            - "Fair Lending and the Appraiser" The Appraisal Institute, December, 1993

            - "Legal Liability of Appraisers" Portland Community College, November, 1993

            - "Understanding Limited Appraisals and Reporting Options" The Appraisal Institute, July, 1994

            - "Uniform Standards of Professional Appraisal Practice, Parts A & B" American Institute of Real Estate Appraisers April, 1991; Part A
            - April, 1995.

            - Various seminars, workshops and courses on an on-going basis. Mr. Haskell is currently certified through the continuing education program of the Appraisal Institute.

1880 N.W. Sixth Street, Grants Pass, OR
---------------------------------------


                                     ADDENDA


                                                                             101
----------------------------------
James Ratkovich & Associates, Inc.

                        INTERNATIONAL DUNES - GRANTS PASS

                                   EXHIBIT "A"

      A tract of land located in the Northwest Quarter of the Northwest Quarter of Section 8, Township 36 South, Range 5 West of the Willamette Meridian, Josephine County, Oregon more particularly described as follows:

            Beginning at the northeast corner of the Northwest Quarter of the Northwest Quarter of said Section 8; thence South 89(degrees) 43' West along the north line of said Section 8 for 30.0 feet; thence South 00(degrees) 10' East along the old right of way line of Orchard Avenue now known as North Sixth Street, for 840.0 feet to the true point of beginning; thence South 89(degrees) 43' West parallel to the North line of
      Section 8 for 320.0 feet; thence North 00(degrees) 10' West parallel to the old right of way line of Orchard Avenue now known as North Sixth Street for 264.0 feet; thence North 89(degrees) 43' East for 166.61 feet to a 5/8th inch diameter iron rod; thence South 2(degrees) 53' East for
      52.11 feet to a 5/8th inch diameter rod; thence South 0(degrees) 05' 30" East for 81.30 feet to a 5/8th inch diameter iron rod; thence South 78(degrees) 46' 50" East for 152.97 feet to a 5/8th inch diameter iron rod set on the westerly right of way line of North Sixth Street; thence South 00(degrees) 10' East along said Westerly right of way line for 100.0 feet to the true point of beginning.

TOGETHER with a non-exclusive easement for ingress and egress in, over and across the following described property::

Beginning at the Northeast corner of the Northwest Quarter of the Northwest Quarter of Section 8, Township 36 South, Range 5 West of the Willamette Meridian, Josephine County, Oregon; thence South 89(degrees) 43' West along the North line of Section 8 for 30.0 feet; thence South 00(degrees) 10' East along the West line of North Sixth Street (formerly known as Orchard Avenue) for 740.0 feet to a 5/8 inch diameter iron rod; and the true point of beginning; thence North 78(degrees) 46' 50" West for 152.97 feet to a 5/8 inch diameter iron rod; thence North 89(degrees) 54' 30" East for 150.0 feet to the Westerly right of way line of North Sixth Street; thence South 00(degrees) 10' East along said right of way line for 30.0 feet to the true point of beginning.

TOGETHER with a 15 foot sewer easement over the following described premises:

Beginning at the Northeast corner of the Northwest Quarter of the Northwest Quarter of Section 8, Township 36 South, Range 5 West, Willamette Meridian, thence 589(degrees) 43' West 30 feet; thence South 00(degrees) 10' East along to old right of way line of Orchard Avenue, now known as Sixth Street, 840.00 feet; thence North 89(degrees) 43' West 320.0 feet to the true point of beginning; thence continuing North 89(degrees) 43' West 320 feet, more or less to the East right of way line of Washington Street; thence along said East right of way line North 15 feet; thence South 89(degrees) 43' East 320 feet, more or less to a point 15 feet North of the true point of beginning; thence South 15 feet to the true point of beginning.

                  Until a change is requested all tax statements shall be sent to the following address:
   EXHIBIT "A"    Mr. Mark Hemstreet
                  4475 S.W. Scholls Ferry Road, Suite 156F
                  Portland, OR 97225

                                                                     [ILLEGIBLE]

SHILO INN - GRANTS PASS, OREGON (70 units)

NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)          $500,000 remodel
FOR THE 12 MONTHS ENDED 8-31-96 (actual)                       completed in 1996



                              1991                 1992                 1993                1994
REVENUE                     (actual)     %       (actual)    %        (actual)    %       (actual)    %
  Guest Rooms               $712,178    97.8%    $703,928   97.9%     $702,957   97.9%    $630,447   97.7%
  Telephone                   11,292     1.6%      10,538    1.5%       11,942    1.7%      11,591    1.8%
  Meeting/Banquet Room           498     0.1%       1,116    0.2%        1,050    0.1%         975    0.2%
  Tax                            663     0.1%         338    0.0%          265    0.0%         260    0.0%
  Valet                           69     0.0%          13    0.0%            0    0.0%           0    0.0%
  Video                          854     0.1%         536    0.1%          501    0.1%         437    0.1%
  Sports and Athletics             0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Vending Machines               448     0.1%         354    0.0%          367    0.1%         387    0.1%
  Guest Laundry/Soap              73     0.0%          42    0.0%            9    0.0%           0    0.0$
  Miscellaneous                1,854     0.3%       1,831    0.3%          797    0.1%       1,123    0.2%
                            -----------------    ----------------     ----------------    ----------------
    TOTAL REVENUE            727,929   100.0%     718,696  100.0%      717,888  100.0%     645,220  100.0%
                            -----------------    ----------------     ----------------    ----------------
OPERATING EXPENSE

 PAYROLL % RELATED EXPENSE
  Managers                    23,641     3.2%      24,164    3.4%       24,431    3.4%      25,689    4.0%
  Front Desk                  21,962     3.0%      20,539    2.9%       20,482    2.9%      22,500    3.5%
  Bookkeeper/Auditor          17,355     2.4%      17,657    2.5%       15,461    2.2%      17,282    2.7%
  Head Housekeeper             7,184     1.0%       9,176    1.3%        6,574    0.9%       5,880    0.9%
  Housekeeper - Room          32,755     4.5%      30,507    4.2%       27,051    3.8%      24,902    3.9%
  Housekeeper - Other          2,883     0.4%       1,876    0.3%        2,208    0.3%       3,199    0.5%
  Laundry                      5,240     0.7%      10,480    1.5%        8,984    1.3%       5,872    0.9%
  Guest Services                 134     0.0%         280    0.0%           32    0.0%         155    0.0%
  Sales & Marketing                0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Security                         0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Maintenance                  9,986     1.4%       9,942    1.4%        4,707    0.7%       8,437    1.3%
  Ground Maintenance             539     0.1%           0    0.0%          131    0.0%           0    0.0%
  Windows/Carpets                 53     0.0%          63    0.0%            0    0.0%         654    0.1%
  Bonuses                          0     0.0%           0    0.0%          450    0.1%         700    0.1%
  Payroll Tales               24,593     3.4%      20,236    2.8%       11,311    1.6%      10,477    1.6%
  Workers' Comp                    0     0.0%           0    0.0%        5,046    0.7%       7,003    1.1%
  Workers' Comp Claims             0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Health Insurance            14,659     2.0%      12,327    1.7%       12,378    1.7%       8,315    1.3%
  Medical                          0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Uniforms/Cleaning               33     0.0%         184    0.0%          111    0.0%          66    0.0%
  Other                          827     0.1%         431    0.1%          299    0.0%         378    0.1%
                            -----------------    ----------------     ----------------    ----------------
    TOTAL PAYROLL            161,844    22.2%     157,862   22.0%      139,656   19.5%     141,509   21.9%
                            -----------------    ----------------     ----------------    ----------------


                                                  For The
                                              12 Months Ended
                               1995               8-31-96
REVENUE                      (actual)    %         (actual)   %

  Guest Rooms                $593,109   98.1%    $540,156   97.5%
  Telephone                     9,626    1.6%      11,133    2.0%
  Meeting/Banquet Room            643    0.1%         763    0.1%
  Tax                             204    0.0%         315    0.1%
  Valet                             0    0.0%                0.0%
  Video                           509    0.1%         751    0.1%
  Sports and Athletics              0    0.0%           0    0.0%
  Vending Machines                240    0.0%         466    0.1%
  Guest Laundry/Soap                0    0.0%           0    0.0%
  Miscellaneous                   384    0.1%         661    0.1%
                             ----------------    ----------------
    TOTAL REVENUE             604,715  100.0%     554,245  100.0%
                             ----------------    ----------------
OPERATING EXPENSE

 PAYROLL % RELATED EXPENSE
  Managers                     24,709    4.1%      25,002    4.5%
  Front Desk                   23,074    3.8%      22,697    4.1%
  Bookkeeper/Auditor           18,156    3.0%      17,569    3.2%
  Head Housekeeper              5,417    0.9%       5,590    1.0%
  Housekeeper - Room           23,706    3.9%      22,147    4.0%
  Housekeeper - Other           2,962    0.5%       2,936    0.5%
  Laundry                       5,473    0.9%       5,577    1.0%
  Guest Services                  331    0.1%         582    0.1%
  Sales & Marketing                 0    0.0%           0    0.0%
  Security                          0    0.0%           0    0.0%
  Maintenance                   7,765    1.3%       7,961    1.4%
  Ground Maintenance              135    0.0%         250    0.0%
  Windows/Carpets               1,779    0.3%       1,806    0.3%
  Bonuses                         200    0.0%         400    0.1%
  Payroll Tales                11,026    1.8%      10,869    2.0%
  Workers' Comp                 6,298    1.0%       7,818    1.4%
  Workers' Comp Claims           (122)  -0.0%           0    0.0%
  Health Insurance              8,828    1.5%       8,190    1.5%
  Medical                           0    0.0%           0    0.0%
  Uniforms/Cleaning                71    0.0%          89    0.0%
  Other                           541    0.1%         426    0.1%
                             ----------------    ----------------
    TOTAL PAYROLL             140,349   23.2%     139,909   25.2%
                             ----------------    ----------------

SHILO INN - GRANTS PASS, OREGON (70 units)                                PAGE 2

NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                              1991                 1992                 1993                1994
                            (actual)     %       (actual)    %        (actual)    %       (actual)    %
UTILITIES
  Electricity                 20,508     2.8%      19,713    2.7%       20,555    2.91      19,880    3.1%
  Gas                          4,798     0.7%       6,579    0.9%        5,041    0.7%       5,920    0.9%
  Telephone                   11,207     1.5%       6,748    0.9%        7,009    1.1%       7,880    1.2%
  Water                        3,478     0.5%       3,341    0.5%        3,742    0.5%       3,018    0.0%
  Garbage                      2,075     0.3%       3,361    0.5%        4,832    0.7%       3,873    0.0%
  Sewer                        3,219     0.4%       3,219    0.4%        3,220    0.4%       3,312    0.5%
                            -----------------    ----------------     ----------------    ----------------
    TOTAL UTILITIES           45,285     0.2%      42,901    6.0%       45,059    0.3%      44,483    0.9%
                            -----------------    ----------------     ----------------    ----------------
ADVERTISING
  Advertising                      0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Airport Advertising              0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Billboards                   7,274     1.0%       6,564    0.9%        3,702    0.5%       3,652    0.6%
  Highway Logos                3,264     0.4%       4,004    0.6%        3,204    0.4%       2,918    0.5%
  Radio Media                      0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Radio Tradeouts              1,267     0.2%       1,588    0.2%        2,590    0.4%       3,859    0.6%
  TV Media                         0     0.0%           0    0.0%            0    0.0%         253    0.0%
  TV Tradeouts                   744     0.1%         838    0.1%        1,186    0.2%       1,476    0.2%
  Brochures/Postcards          2,268     0.3%         391    0.1%          862    0.1%       1,744    0.3%
  Brochures/Tradout                0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Yellow Pages                 1,069     0.1%         491    0.1%        1,776    0.2%       1,580    0.2%
  Newspaper Ads                   15     0.0%         122    0.0%           27    0.0%         189    0.0%
  Magazine Ads                   626     0.1%       1,954    0.3%          367    0.1%          24    0.0%
  Magazine Tradeouts             200     0.0%          50    0.0%          693    0.1%         505    0.1%
  Property Ads                   515     0.1%         271    0.0%          233    0.0%          21    0.0%
  Advertising Tradeouts Other    162     0.0%           0    0.0%          583    0.1%         475    0.1%
  Sports Events/Tradeouts          0     0.0%           0    0.0%          399    0.1%         554    0.1%
  Sports Sponsorship               0     0.0%          90    0.0%            0    0.0%           0    0.0%
  Displays                         0     0.0%           0    0.0%            0    0.0%         302    0.0%
  Local Events Promotion           0     0.0%           0    0.0%            0    0.0%          27    0.0%
  Travel Guides/Directories      615     0.1%         600    0.1%           13    0.0%         993    0.2%
  Promotional Items                0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Advertising & Promotion          0     0.0%           0    0.0%          432    0.1%         944    0.1%
  Travel Agents                  506     0.1%         512    0.1%        1,518    0.2%       2,125    0.3%
  Marketing                        0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Taxi & Limo                      0     0.0%           0    0.0%            0    0.0%           0    0.0%
                            -----------------    ----------------     ----------------    ----------------
    TOTAL ADVERTISING         18,525     2.5%      17,475    2.4%       17,585    2.4%      21,641    3.4%
                            -----------------    ----------------     ----------------    ----------------


                                                   For The
                                               12 Months Ended
                                1995               8-31-96
                              (actual)    %         (actual)   %
UTILITIES
  Electricity                   20,058    3.3%      18,561    3.3%
  Gas                            6,557    1.1%       5,402    1.0%
  Telephone                      7,934    1.3%       7,332    1.3%
  Water                          3,498    0.0%       3,282    0.0%
  Garbage                        4,149    0.7%       3,831    0.7%
  Sewer                          5,280    0.9%       4,721    0.9%
                              ----------------    ----------------
    TOTAL UTILITIES             47,482    7.9%      43,129    7.8%
                              ----------------    ----------------
ADVERTISING
  Advertising                        0    0.0%           0    0.0%
  Airport Advertising                0    0.0%           0    0.0%
  Billboards                     5,453    0.9%       4,693    0.8%
  Highway Logos                  3,143    0.5%       4,511    0.8%
  Radio Media                        0    0.0%           0    0.0%
  Radio Tradeouts                7,522    1.2%       7,320    1.3%
  TV Media                           0    0.0%           0    0.0%
  TV Tradeouts                   2,058    0.3%       2,547    0.5%
  Brochures/Postcards            1,886    0.3%       1,964    0.4%
  Brochures/Tradout                  0    0.0%           0    0.0%
  Yellow Pages                   1,702    0.3%       1,632    0.3%
  Newspaper Ads                     71    0.0%         101    0.0%
  Magazine Ads                     133    0.0%          75    0.0%
  Magazine Tradeouts             1,058    0.2%       1,231    0.2%
  Property Ads                     429    0.1%         589    0.1%
  Advertising Tradeouts Othe       274    0.0%         334    0.1%
  Sports Events/Tradeouts          640    0.1%         735    0.1%
  Sports Sponsorship                 0    0.0%           0    0.0%
  Displays                         222    0.0%         278    0.1%
  Local Events Promotion             0    0.0%           0    0.0%
  Travel Guides/Directories        763    0.1%         644    0.1%
  Promotional Items                  0    0.0%           0    0.0%
  Advertising & Promotion          276    0.0%         221    0.0%
  Travel Agents                  1,560    0.3%       1,805    0.3%
  Marketing                          0    0.0%           0    0.0%
  Taxi & Limo                        0    0.0%           0    0.0%
                              ----------------    ----------------
    TOTAL ADVERTISING           27,190    4.5%      28,680    5.2%
                              ----------------    ----------------

SHILO INN - GRANTS PASS, OREGON (70 units)                                PAGE 3

NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                              1991                 1992                 1993                1994
                            (actual)     %       (actual)    %        (actual)    %       (actual)    %
SUPPLIES
  Linen                        2,187     0.3%       4,942    0.7%        3,142    0.4%       4,517    0.7%
  Bathroom                     2,909     0.4%       4,077    0.6%        6,277    0.9%       1,951    0.3%
  Cleaning                     2,155     0.3%       4,264    0.6%        5,267    0.7%       6,138    1.0%
  Continental Breakfast       19,129     2.6%      17,476    2.4%       14,402    2.0%      10,143    1.6%
  Office                       2,491     0.3%       2,711    0.4%        1,831    0.3%       1,064    0.2%
  Operating                    5,307     0.7%       4,824    0.7%        6,291    0.9%       6,327    1.0%
  Replacements                 3,274     0.4%         701    0.1%        4,075    0.6%       6,680    1.0%
  Guest Amenity                1,604     0.2%       2,620    0.4%        3,608    0.5%       2,798    0.4%
                            -----------------    ----------------     ----------------    ----------------
    TOTAL SUPPLIES            39,056     5.4%      41,615    5.8%       44,893    6.3%      39,618    6.1%
                            -----------------    ----------------     ----------------    ----------------
REPAIRS & MAINTENANCE
  Carpets, Draperies
    & Furniture                  905     0.1%       1,147    0.2%          340    0.0%         673    0.1%
  Elevators                        0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Landscaping                  1,271     0.2%       2,514    0.3%          843    0.1%       1,246    0.2%
  Painting & Wallpaper           316     0.0%          23    0.0%           47    0.0%          26    0.0%
  Pool                         3,137     0.4%       1,613    0.2%        1,699    0.2%       1,384    0.2%
  Telephone                      391     0.1%         203    0.0%          498    0.1%           9    0.0%
  TV Cable & Satellite         9,034     1.2%       8,490    1.2%        9,194    1.3%       9,459    1.5%
  Pest Control                   687     0.1%         630    0.1%          578    0.1%         544    0.1%
  Janitorial Services              0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Plumbing                     1,353     0.2%         807    0.1%          811    0.1%         693    0.1%
  Electrical                     299     0.0%       1,030    0.1%        1,226    0.2%         825    0.1%
  Heating Ventilation Cooling    997     0.1%         237    0.0%          860    0.1%         980    0.2%
  Sign                         1,236     0.2%         410    0.1%          258    0.0%         862    0.1%
  Keys & Locks                   424     0.1%         201    0.0%          391    0.1%         588    0.1%
  Laundry/Housekeeping           892     0.1%         882    0.1%        1,672    0.2%       1,483    0.2%
  Photo Copier                   530     0.1%         693    0.1%          694    0.1%         508    0.1%
  Micros Register                  0     0.0%       1,055    0.1%        1,748    0.2%       1,100    0.2%
  Tools & Supplies             2,018     0.3%       4,736    0.7%        2,573    0.4%       2,638    0.4%
  Maintance and Repairs.         249     0.0%         924    0.1%          340    0.0%       8,080    1.3%
  Contract Labor Repair            0     0.0%           0    0.0%          500    0.1%          64    0.0%
                            -----------------    ----------------     ----------------    ----------------
    TOTAL REPAIRS
     & MAINTENANCE            23,739     3.3%      25,595    3.6%       24,272    3.4%      31,162    4.8%
                            -----------------    ----------------     ----------------    ----------------


                                                   For The
                                               12 Months Ended
                                1995               8-31-96
                              (actual)    %         (actual)   %
SUPPLIES
  Linen                            596    0.1%       1,438    0.3%
  Bathroom                       3,394    0.6%       4,097    0.7%
  Cleaning                       6,372    1.1%       5,316    1.0%
  Continental Breakfast          9,633    1.6%       7,997    1.4%
  Office                           756    0.1%       1,668    0.3%
  Operating                      5,955    1.0%       5,020    0.9%
  Replacements                   4,098    0.7%       3,807    0.7%
  Guest Amenity                  2,385    0.4%       2,870    0.5%
                              ----------------    ----------------
    TOTAL SUPPLIES              33,189    5.5%      32,213    5.8%
                              ----------------    ----------------
REPAIRS & MAINTENANCE
  Carpets, Draperies
    & Furniture                      0    0.0%           0    0.0%
  Elevators                          0    0.0%           0    0.0%
  Landscaping                    3,976    0.7%       2,160    0.4%
  Painting & Wallpaper              60    0.0%          76    0.0%
  Pool                           2,410    0.4%       2,196    0.4%
  Telephone                        101    0.0%         110    0.0%
  TV Cable & Satellite           9,117    1.5%       9,236    1.7%
  Pest Control                     716    0.1%         860    0.2%
  Janitorial Services              200    0.0%         152    0.0%
  Plumbing                         646    0.1%         569    0.1%
  Electrical                       287    0.0%         380    0.1%
  Heating Ventilation Coolin       524    0.1%         641    0.1%
  Sign                           2,014    0.3%       1,966    0.4%
  Keys & Locks                     664    0.1%         548    0.1%
  Laundry/Housekeeping             153    0.0%         226    0.0%
  Photo Copier                   1,199    0.2%       1,361    0.2%
  Micros Register                  678    0.1%         872    0.2%
  Tools & Supplies               2,319    0.4%       4,947    0.9%
  Maintance and Repairs.         5,363    0.9%       6,436    1.2%
  Contract Labor Repair              0    0.0%           0    0.0%
                              ----------------    ----------------
    TOTAL REPAIRS
     & MAINTENANCE              30,427    5.0%      32,736    5.9%
                              ----------------    ----------------

SHILO INN - GRANTS PASS, OREGON (70 units)                                PAGE 4

NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                              1991                 1992                 1993                1994
                            (actual)     %       (actual)    %        (actual)    %       (actual)    %
OTHER OPERATING EXPENSE
  Sales/Use/Taxes             (1,084)   -0.1%        (937)  -0.1%       (1,186)  -0.2%      (1,244)  -0.2%
  Credit Card Discounts       11,810     1.6%      10,543    1.5%       10,558    1.5%       9,678    1.5%
  Telecheck                      559     0.1%         528    0.1%          549    0.1%         781    0.1%
  Bad Debt.                      221     0.0%         138    0.0%          122    0.0%         482    0.1%
  Cash Over/Short                (11)   -0.0%        (412)  -0.1%           72    0.0%          51    0.0%
  Administrative Telephone         0     0.0%           0    0.0%            0    0.0%         148    0.0%
  Security Services                0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Comps                            0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Coin-op Laundry Services         0     0.0%           4    0.0%           70    0.0%           0    0.0%
  Dry Cleaning, Valet            166     0.0%          84    0.0%            9    0.0%           0    0.0%
  Flowers                         65     0.0%         153    0.0%           10    0.0%          18    0.0%
  Video Rentals                  751     0.1%         382    0.1%          352    0.0%         316    0.0%
  Vending Machine Maintenance      0     0.0%           0    0.0%           73    0.0%           0    0.0%
  Bank Fees                      534     0.1%         763    0.1%          780    0.1%         400    0.1%
  Equipment Rental               554     0.1%         924    0.1%          732    0.1%         625    0.1%
  Licenses and Miscellaneous
    Taxes                        298     0.0%         421    0.1%          407    0.1%         395    0.1%
  Vehicle Repair & Maintenance   582     0.1%         320    0.0%          195    0.0%       1,993    0.3%
  Auto & Travel                1,022     0.1%         393    0.1%          298    0.0%         812    0.1%
  Business Meals                 758     0.1%         464    0.1%           99    0.0%       1,003    0.2%
  Training/Seminars               95     0.0%          50    0.0%            0    0.0%           0    0.0%
  Staff Travel Telephone          35     0.0%           0    0.0%            3    0.0%          92    0.0%
  Theft Loss                       0     0.0%          97    0.0%            0    0.0%           0    0.0%
  Insurance Settlement- Theft      0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Miscellaneous -
    Resale/Services            1,482     0.2%       1,737    0.2%        1,368    0.2%       1,282    0.2%
  Attorney Fees                    0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Professional Fees              726     0.1%         727    0.1%          540    0.1%         600    0.1%
  Dues & Subscriptions           794     0.1%         800    0.1%          870    0.1%         644    0.1%
  Charitable Contributions         0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Political Contributions          0     0.0%           0    0.0%            0    0.0%           0    0.0%
  Restaurant Expenses              0     0.0%           0    0.0%            0    0.0%           0    0.0%
                            -----------------    ----------------     ----------------    ----------------
    TOTAL OTHER OPERATING
     EXPENSE                  19,357     2.7%      17,179    2.4%       15,921    2.2%      18,076    2.8%
                            -----------------    ----------------     ----------------    ----------------
      TOTAL OPERATING
       EXPENSE               307,806    42.3%     302,687   42.1%      287,386   40.0%     296,489   46.0%
                            -----------------    ----------------     ----------------    ----------------
      TOTAL OPERATING
       INCOME                420,123    57.7%     416,009   57.9%      430,502   60.0%     348,731   54.0%
                            -----------------    ----------------     ----------------    ----------------
OTHER EXPENSE

  Insurance                    6,085     0.8%       5,820    0.8%        5,624    0.8%       5,559    0.9%
  Insurance Claims                 0     0.0%         393    0.1%            0    0.0%           0    0.0%
  Property Tax                27,076     3.7%      29,453    4.1%       28,016    3.9%      24,763    3.8%
  Office Overhead             36,396     5.0%      35,935    5.0%       35,894    5.0%      32,261    5.0%
                            -----------------    ----------------     ----------------    ----------------
    TOTAL OTHER EXPENSE       69,557     9.6%      71,601   10.0%       69,534    9.7%      62,583    9.7%
                            -----------------    ----------------     ----------------    ----------------
      NET OPERATING INCOME  $350,566    48.2%    $344,408   47.9%     $360,968   50.3%    $286,148   44.3%
                            =================    ================     ================    ================


                                                   For The
                                               12 Months Ended
                                1995               8-31-96
                              (actual)    %         (actual)   %
OTHER OPERATING EXPENSE
  Sales/Use/Taxes               (1,005)  -0.2%      (1,211)  -0.2%
  Credit Card Discounts          8,675    1.4%       8,037    1.5%
  Telecheck                        572    0.1%         658    0.1%
  Bad Debt.                        653    0.1%         122    0.0%
  Cash Over/Short                  (85)  -0.0%          64    0.0%
  Administrative Telephone           0    0.0%           0    0.0%
  Security Services                  0    0.0%           0    0.0%
  Comps                              0    0.0%           0    0.0%
  Coin-op Laundry Services           0    0.0%           0    0.0%
  Dry Cleaning, Valet                0    0.0%           0    0.0%
  Flowers                            0    0.0%           0    0.0%
  Video Rentals                    382    0.1%         278    0.1%
  Vending Machine Maintenanc         0    0.0%           0    0.0%
  Bank Fees                        809    0.1%         760    0.1%
  Equipment Rental                 293    0.0%         347    0.1%
  Licenses and Miscellaneous
    Taxes                          264    0.0%         354    0.1%
  Vehicle Repair & Maintenan     1,960    0.3%       1,846    0.3%
  Auto & Travel                    965    0.2%         620    0.1%
  Business Meals                   885    0.1%         936    0.2%
  Training/Seminars                 16    0.0%          56    0.0%
  Staff Travel Telephone             5    0.0%          25    0.0%
  Theft Loss                         0    0.0%           0    0.0%
  Insurance Settlement- Thef         0    0.0%           0    0.0%
  Miscellaneous -
    Resale/Services              1,216    0.2%       1,431    0.3%
  Attorney Fees                      0    0.0%           0    0.0%
  Professional Fees                630    0.1%         520    0.1%
  Dues & Subscriptions             854    0.1%         904    0.2%
  Charitable Contributions           0    0.0%           0    0.0%
  Political Contributions            0    0.0%           0    0.0%
  Restaurant Expenses                0    0.0%           0    0.0%
                              ----------------    ----------------
    TOTAL OTHER OPERATING
     EXPENSE                    17,089    2.8%      15,747    2.8%
                              ----------------    ----------------
      TOTAL OPERATING
       EXPENSE                 295,726   48.9%     292,414   52.8%
                              ----------------    ----------------
      TOTAL OPERATING
       INCOME                  308,989   51.1%     261,831   47.2%
                              ----------------    ----------------
OTHER EXPENSE

  Insurance                      5,457    0.9%       5,433    1.0%
  Insurance Claims                   0    0.0%           0    0.0%
  Property Tax                  24,101    4.0%      26,315    4.7%
  Office Overhead               30,236    5.0%      27,712    5.0%
                              ----------------    ----------------
    TOTAL OTHER EXPENSE         59,794    9.9%      59,460   10.7%
                              ----------------    ----------------
      NET OPERATING INCOME    $249,195   41.2%    $202,371   36.5%
                              ================    ================

                                                          Property under remodel

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.

----------------------------------------------   --------------------------------------  ---------------------------
                 Location                                     Price Category                        Size
----------------------------------------------   --------------------------------------  ---------------------------
                                                                                         Under 75  75-125   Over 125
 Urban   Suburban   Airport   Highway   Resort   Upscale   Mid-Price   Economy   Budget    Rooms    Rooms     Rooms
 73.2%     73.6%     74.4%     71.3%     70.8%     76.5%     72.4%      71.9%     69.1%    68.4%    73.1%     73.4%
  150       125       134       109       172       133       123        115       109       57      108       159
$70.88    $58.55    $53.02    $49.40    $61.51    $74.44    $54.25     $47.67    $39.99   $52.05   $51.89    $61.05

 94.2%     95.3%     95.3%     96.1%     92.9%     95.1%     95.0%      96.0%     96.3%    96.2%    95.8%     94.8%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.1       2.3       1.8       1.7       2.0       2.5       1.7        1.8       2.1      2.2      1.9       2.1
  1.4       1.2        .7        .6       1.3       1.6       1.0         .6        .5       .6       .8       1.2
  2.2       1.3       2.2       1.6       3.8        .8       2.3        1.6       1.1       .9      1.4       1.9
--------------------------------------------------------------------------------------------------------------------
100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%   100.0%   100.0%    100.0%

 27.3%     25.4%     28.5%     25.9%     28.8%     23.5%     26.9%      26.6%     26.9%    26.2%    25.5%      6.7%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
132.0      68.3      74.3      88.3      86.4      73.8      68.4       91.2      92.9     83.1     83.0      75.2
  1.0        .8        .5        .4       1.4       1.0        .8         .5        .3       .4       .5        .9
--------------------------------------------------------------------------------------------------------------------
 29.5%     26.6%     29.0%     26.8%     29.9%     25.2%     27.5%      27.7%     28.2%    27.5%    26.5%     27.8%
--------------------------------------------------------------------------------------------------------------------
 70.5%     73.4%     71.0%     73.2%     70.1%     74.8%     72.5%      72.3%     71.8%    72.5%    73.5%     72.2%

  9.4%      9.6%      9.4%      9.7%     10.6%      9.2%      9.1%       9.8%     10.9%    13.1%     9.3%      9.1%
  4.7       4.9       4.1       3.8       6.3       5.7       4.2        3.8       3.6      3.7      4.4       4.6
  1.5       2.2       1.7       1.6       1.4       2.1       2.2        1.2       1.9      3.5      1.7       1.7
  4.9       5.2       5.0       5.5       5.3       4.5       4.8        5.4       7.2      6.3      5.2       5.1
  5.2       5.0       4.3       5.6       5.1       4.6       4.2        5.5       7.4      5.2      5.5       4.7
--------------------------------------------------------------------------------------------------------------------
 25.8%     26.8%     24.5%     26.2%     28.7%     26.1%     24.5%      25.8%     30.9%    31.8%    26.1%     25.2%

 44.7%     46.6%     46.5%     47.0%     41.4%     48.7%     48.0%       6.5%      0.9%    40.7%    47.4%     47.0%

  3.3%      3.2%      3.4%      2.7%      3.2%      2.8%      3.8%       2.6%      2.2%     3.4%     2.6%     $3.5%
--------------------------------------------------------------------------------------------------------------------
 41.4%     43.4%     43.1%     44.3%     38.2%     45.9%     44.2%      43.9%     38.7%    37.3%    44.8%     43.5%

  3.9%      3.7%      4.1%      3.6%      2.1%      3.4%      3.4%       3.9%      4.2%     3.7%     3.6%      3.9%
  1.1       1.0       1.0       1.1       1.2       1.0       1.1        1.0       1.1      1.5      1.0       1.0
   .7        .5        .2        .6        .6        .2        .0         .5       1.2      1.5       .5        .4
--------------------------------------------------------------------------------------------------------------------
 35.7%     38.2%     37.8%     39.0%     34.3%     41.3%     39.3%      38.5%     32.2%    30.6%    39.7%     38.2%

 17.6%     22.3%     18.2%     19.8%     20.6%     18.4%     21.7%      19.7%     22.0%    33.3%    18.2%     20.4%
--------------------------------------------------------------------------------------------------------------------
 23.8%     21.1%     24.9%     24.5%     17.6%     27.5%     22.5%      24.2%     16.7%     4.0%    26.6%     23.1%
====================================================================================================================

 17.9%     15.7%     19.7%     18.7%     19.7%     11.9%     18.1%      19.7%     20.8%    18.3%    17.4%     17.2%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.8        .1        .3        .4       5.6        .3        .4        1.2        .0       .0       .3        .9
   .3        .1        .0        .2        .4        .1        .1         .4        .7       .1       .1        .2
  4.0       4.2       4.1       4.6       5.2       3.8       4.0        4.8       4.8      4.9      4.3       4.2
  1.9       1.5       1.9       1.6       3.0       1.5       1.2        2.2       1.7       .3      1.7       2.0
  2.5       2.3       2.4       2.5       2.6       2.1       2.2        2.5       2.8      2.0      2.4       2.5
--------------------------------------------------------------------------------------------------------------------
 25.6%     23.1%     27.2%     26.9%     29.6%     18.8%     24.7%      28.8%     30.0%    24.9%    25.2%     25.2%

                                                                      ----------
                                                                       SPECIAL
                                                                      SUPPLEMENT
                                                                      ----------

================================================================================
TRENDS IN THE HOTEL INDUSTRY
United States Cities 1995 and 1996 Projections
================================================================================

                                         Occupancy                    Average Daily Rate
                                ---------------------------------------------------------------
                                 1994     1995        1996       1994       1995        1996
                                Actual  Estimated   Projected   Actual    Estimated   Projected
                                ---------------------------------------------------------------
South Central Cities
   Austin, TX                    74.4%     76.0%       75.0%    $63.13     $65.50      $68.00
   Baton Rouge, LA               66.4      67.0        67.0      49.78      51.75       54.00
   Birmingham, AL                68.4      68.6        69.0      57.00      59.75       60.75
   Corpus Christi, TX            63.7      67.0        66.0      53.45      55.00       57.00
   Dallas/Fort Worth, TX         68.5      70.0        70.0      72.31      76.00       79.00
   El Paso, TX                   72.8      72.5        73.0      43.76      44.50       46.00
   Houston, TX                   64.3      64.0        65.0      67.32      71.00       74.00
   Jackson, MS                   65.6      65.0        67.0      48.90      49.20       51.00
   Knoxville, TN                 63.4      64.7        65.7      55.38      56.49       57.25
   Little Rock, AR               64.4      61.0        61.5      45.32      48.25       49.00
   Memphis, TN                   70.8      71.0        73.0      63.05      65.95       66.75
   Nashville, TN                 78.0      82.8        84.0      93.32      97.62       99.00
   New Orleans, LA               73.4      73.5        75.0      89.61      92.75       95.00
   Oklahoma City, OK             62.0      66.3        67.5      46.47      49.21       51.00
   San Antonio, TX               71.5      71.0        72.0      69.79      71.75       74.00
   Tulsa, OK                     58.8      59.2        61.0      56.79      58.54       59.00
                               -----------------       ---------------     ------------------
             Subtotal            68.6%     69.3%       70.0%    $69.56     $72.66      $75.28

Mountain and Pacific Cities

   Albuquerque, NM               73.4%     71.3%       73.0%    $63.28     $67.24      $68.00
   Billings, MT                  60.2      60.4        62.0      48.58      49.35       52.00
   Boise, ID                     75.5      75.0        75.0      58.00      62.00       64.00
   Colorado Springs, CO          69.3      69.7        71.2      59.31      62.33       63.75
   Denver, CO                    72.0      74.0        75.0      64.42      69.72       71.00
   Great Falls, MT               60.0      65.2        66.0      48.29      48.02       50.00
   Honolulu, HI                  81.1      80.2        80.5      98.82     105.00      110.00
   Los Angeles, CA               66.3      67.0        68.0      83.05      85.00       88.00
   Orange County, CA             65.5      69.0        70.0      76.50      77.34       80.24
   Phoenix, AZ                   71.4      72.9        73.0      90.13      99.34      100.00
   Portland, OR                  75.0      77.0        75.0      85.00      89.00       92.00
   Sacramento, CA                71.3      70.9        72.0      70.09      74.88       77.00
   Salt Lake City, UT            79.7      78.9        80.0      58.44      62.28       64.75
   San Diego County, CA          67.1      70.0        71.0      77.71      81.00       84.00
   San Francisco, CA             70.1      73.8        75.7     105.92     108.68      112.50
   Santa Fe, NM                  71.2      70.5        71.5     109.21     108.45      109.75
   Scottsdale, AZ                70.9      72.8        73.0     112.76     121.21      123.50
   Seattle, WA                   75.5      77.0        78.0     100.00     104.00      107.00
   Tucson, AZ                    69.2      71.6        72.0      74.25      78.68       79.00

             Subtotal            71.2%     72.5%       73.2%    $84.25     $88.41      $91.19
                               -----------------       ---------------     ------------------
             Total Cities        70.1%     71.3%       72.1%    $83.65     $87.51      $90.64
                               -----------------       ---------------     ------------------
             National Average*   68.9%     70.2%       71.2%    $81.68     $85.24      $88.10

================================================================================

* Average property size: 210 rooms.

                                Oregon West Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                    OCCUPANCY                ROOM RATE               ROOM SUPPLY                     ROOM DEMAND
                    ----------------------   ---------------------   ---------------------------     -----------------------------
                    CURRENT  PRIOR    %      CURRENT  PRIOR   %      CURRENT      PRIOR     %        CURRENT      PRIOR      %
YEAR   MONTH        YEAR     YEAR     CHNG   YEAR     YEAR    CHNG   YEAR         YEAR      CHNG     YEAR         YEAR       CHNG
----   -----        -------  -----    ----   -------  -----   ----   -------      -------   ----     -------      -------    -----
1990   January      52.0     50.3      3.4   40.36    38.15    5.8    525450       510601    2.9      273408       257052      6.4
1990   February     53.8     55.0     -2.2   41.27    39.04    5.7    476812       461188    3.4      256564       253425      1.2
1990   March        67.5     67.3       .3   42.10    39.46    6.7    527899       510601    3.4      356513       343553      3.8
1990   April        69.9     69.8       .1   41.89    40.28    4.0    510870       494130    3.4      356873       344706      3.5
1990   May          71.7     72.5     -1.1   43.79    41.70    5.0    531650       510601    4.1      381372       369968      3.1
1990   June         83.5     82.3      1.5   46.35    44.94    3.1    514500       503910    2.1      429463       414739      3.6
1990   July         87.6     88.9     -1.5   51.43    48.76    5.5    531650       523249    1.6      465975       465247       .2
1990   August       92.8     93.7     -1.0   52.30    49.52    5.6    533572       523249    2.0      495385       490539      1.0
1990   September    84.4     87.9     -4.0   50.09    46.47    7.8    516360       506370    2.0      436024       444987     -2.0
1990   October      74.2     77.5     -4.3   47.00    44.12    6.5    533572       523249    2.0      395689       405438     -2.4
1990   November     57.3     61.6     -7.0   43.86    40.34    8.7    516360       506370    2.0      296026       311974     -5.1
1990   December     45.2     52.0    -13.1   39.53    38.98    1.4    533572       523249    2.0      240966       272029    -11.4
                    --------------------------------------------------------------------------------------------------------------
       TOTAL 1990   70.1     71.7     -2.2   45.85    43.43    5.6   6252267      6096767    2.6     4384258      4373657       .2

       ROOM SAMPLE PERCENT - 22.6%        Number of Sample Properties - 43          Number of Census Properties - 268

1991   January      47.6     52.0     -8.5   43.20    40.36    7.0    533572       525450    1.5      253786       273408     -7.2
1991   February     54.5     53.8      1.3   45.59    41.27   10.5    481936       476812    1.1      262506       256564      2.3
1991   March        61.1     67.5     -9.5   45.16    42.10    7.3    533572       527899    1.1      325864       356513     -8.6
1991   April        66.5     69.9     -4.9   45.86    41.89    9.5    516360       510870    1.1      343457       356873     -3.8
1991   May          68.3     71.7     -4.7   47.44    43.79    8.3    535215       531650     .7      365449       381372     -4.2
1991   June         79.7     83.5     -4.6   51.10    46.35   10.2    519630       514500    1.0      414074       429463     -3.6
1991   July         85.2     87.6     -2.7   54.86    51.43    6.7    542345       531650    2.0      461971       465975      -.9
1991   August       92.3     92.8      -.5   56.39    52.30    7.8    542345       533572    1.6      500420       495385      1.0
1991   September    82.2     84.4     -2.6   51.87    50.09    3.6    524850       516360    1.6      431379       436024     -1.1
1991   October      70.5     74.2     -5.0   49.54    47.00    5.4    542345       533572    1.6      382167       395689     -3.4
1991   November     58.5     57.3      2.1   46.18    43.86    5.3    524850       516360    1.6      307089       296026      3.7
1991   December     47.6     45.2      5.3   42.67    39.53    7.9    542345       533572    1.6      257945       240966      7.0
                    --------------------------------------------------------------------------------------------------------------
       TOTAL 1991   67.9     70.1     -3.1   49.22    45.85    7.4   6339365      6252267    1.4     4306107      4384258     -1.8

       ROOM SAMPLE PERCENT - 20.1%        Number of Sample Properties - 35          Number of Census Properties - 272


                     ROOM REVENUE
                     ---------------------------------
                     CURRENT      PRIOR          %
YEAR   MONTH         YEAR         YEAR           CHNG
----   -----         ---------    ---------      -----
1990   January        11033862      9807236       12.5
1990   February       10588195      9894509        7.0
1990   March          15008131     13557352       10.7
1990   April          14950219     13884718        7.7
1990   May            16698968     15428196        8.2
1990   June           19904464     18638833        6.8
1990   July           23962889     22685961        5.6
1990   August         25910139     24291128        6.7
1990   September      21842079     20680533        5.6
1990   October        18598260     17889634        4.0
1990   November       12985030     12585779        3.2
1990   December        9525768     10604092      -10.2
                    ----------------------------------
       TOTAL 1990    201008004    189947971        5.8

1991   January        10963599     11033862        -.6
1991   February       11966443     10588195       13.0
1991   March          14715226     15008131       -2.0
1991   April          15750939     14950219        5.4
1991   May            17336728     16698968        3.8
1991   June           21159378     19904464        6.3
1991   July           25344416     23962889        5.8
1991   August         28216608     25910139        8.9
1991   September      22374564     21842079        2.4
1991   October        18932990     18598260        1.8
1991   November       14181656     12985030        9.2
1991   December       11005228      9525768       15.5
                    ----------------------------------
       TOTAL 1991    211947775    201008004        5.4

                                Oregon West Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                    OCCUPANCY                ROOM RATE               ROOM SUPPLY                     ROOM DEMAND
                    ----------------------   ---------------------   ---------------------------     -----------------------------
                    CURRENT  PRIOR    %      CURRENT  PRIOR   %      CURRENT      PRIOR     %        CURRENT      PRIOR      %
YEAR   MONTH        YEAR     YEAR     CHNG   YEAR     YEAR    CHNG   YEAR         YEAR      CHNG     YEAR         YEAR       CHNG
----   -----        -------  -----    ----   -------  -----   ----   -------      -------   ----     -------      -------    -----
1992   January      47.9     47.6       .6   45.71    43.20    5.8    542345       533572    1.6      259669       253786      2.3
1992   February     54.9     54.5       .7   48.00    45.59    5.3    491344       481936    2.0      269631       262506      2.7
1992   March        61.7     61.1      1.0   48.03    45.16    6.4    543988       533572    2.0      335838       325864      3.1
1992   April        64.6     66.5     -2.9   48.76    45.86    6.3    526440       516360    2.0      340249       343457      -.9
1992   May          67.7     68.3      -.9   49.73    47.44    4.8    545786       535215    2.0      369717       365449      1.2
1992   June         78.1     79.7     -2.0   51.57    51.10     .9    528180       519630    1.6      412346       414074      -.4
1992   July         84.3     85.2     -1.1   56.80    54.86    3.5    545786       542345     .6      459975       461971      -.4
1992   August       86.1     92.3     -6.7   58.18    56.39    3.2    545786       542345     .6      469936       500420     -6.1
1992   September    76.9     82.2     -6.4   54.49    51.87    5.1    528180       524850     .6      406228       431379     -5.8
1992   October      66.6     70.5     -5.5   50.86    49.54    2.7    545786       542345     .6      363321       382167     -4.9
1992   November     53.8     58.5     -8.0   48.53    46.18    5.1    528180       524850     .6      284364       307089     -7.4
1992   December     45.2     47.6     -5.0   44.54    42.67    4.4    545786       542345     .6      246682       257945     -4.4
                    ---------------------------------------------------------------------------------------------------------------
       TOTAL 1992   65.7     67.9     -3.2   51.22    49.22    4.1   6417587      6339365    1.2     4217956      4306107     -2.0

       ROOM SAMPLE PERCENT - 22.5%        Number of Sample Properties - 41          Number of Census Properties - 274

1993   January      42.6     47.9    -11.1   48.44    45.71    6.0    545786       542345     .6      232483       259669    -10.5
1993   February     50.2     54.9     -8.6   50.23    48.00    4.6    494592       491344     .7      248072       269631     -8.0
1993   March        58.4     61.7     -5.3   50.04    48.03    4.2    547584       543988     .7      320021       335838     -4.7
1993   April        61.5     64.6     -4.8   49.77    48.76    2.1    529920       526440     .7      325953       340249     -4.2
1993   May          63.7     67.7     -5.9   51.08    49.73    2.7    547584       545786     .3      348550       369717     -5.7
1993   June         72.2     78.1     -7.6   54.94    51.57    6.5    531150       528180     .6      383462       412346     -7.0
1993   July         82.5     84.3     -2.1   58.73    56.80    3.4    552296       545786    1.2      455795       459975      -.9
1993   August       84.4     86.1     -2.0   61.15    58.18    5.1    552296       545786    1.2      465896       469936      -.9
1993   September    73.9     76.9     -3.9   56.80    54.49    4.2    534480       528180    1.2      395040       406228     -2.8
1993   October      65.3     66.6     -2.0   53.15    50.86    4.5    553226       545786    1.4      361459       363321      -.5
1993   November     54.8     53.8      1.9   50.02    48.53    3.1    535380       528180    1.4      293157       284364      3.1
1993   December     43.1     45.2     -4.6   46.09    44.54    3.5    553226       545786    1.4      238198       246682     -3.4
                    ---------------------------------------------------------------------------------------------------------------
       TOTAL 1993   62.8     65.7     -4.4   53.44    51.22    4.3   6477520      6417587     .9     4068086      4217956     -3.6

       ROOM SAMPLE PERCENT - 27.1%        Number of Sample Properties - 50          Number of Census Properties - 279


                    ROOM REVENUE
                    ---------------------------------
                    CURRENT      PRIOR          %
YEAR   MONTH        YEAR         YEAR           CHNG
----   -----        ---------    ---------      -----
1992   January       11869039     10963599        8.3
1992   February      12943170     11966443        8.2
1992   March         16129238     14715226        9.6
1992   April         16591502     15750939        5.3
1992   May           18386521     17336728        6.1
1992   June          21266129     21159378         .5
1992   July          26127964     25344416        3.1
1992   August        27338560     28216608       -3.1
1992   September     22135298     22374564       -1.1
1992   October       18477633     18932990       -2.4
1992   November      13801519     14181656       -2.7
1992   December      10986340     11005228        -.2
                    ---------------------------------
       TOTAL 1992   216052913    211947775        1.9


1993   January       11261788     11869039       -5.1
1993   February      12459948     12943170       -3.7
1993   March         16013869     16129238        -.7
1993   April         16222805     16591502       -2.2
1993   May           17805505     18386521       -3.2
1993   June          21067886     21266129        -.9
1993   July          26768298     26127964        2.5
1993   August        28491339     27338560        4.2
1993   September     22438409     22135298        1.4
1993   October       19210933     18477633        4.0
1993   November      14664344     13801519        6.3
1993   December      10978609     10986340        -.1
                    ---------------------------------
       TOTAL 1993   217383733    216052913         .6

                                Oregon West Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                    OCCUPANCY                ROOM RATE               ROOM SUPPLY                     ROOM DEMAND
                    ----------------------   ---------------------   ---------------------------     -----------------------------
                    CURRENT  PRIOR    %      CURRENT  PRIOR   %      CURRENT      PRIOR     %        CURRENT      PRIOR      %
YEAR   MONTH        YEAR     YEAR     CHNG   YEAR     YEAR    CHNG   YEAR         YEAR      CHNG     YEAR         YEAR       CHNG
----   -----        -------  -----    ----   -------  -----   ----   -------      -------   ----     -------      -------    -----
1994   January      43.1     42.6      1.2   48.74    48.44     .6    553226       545786    1.4      238379       232483      2.5
1994   February     52.3     50.2      4.2   50.15    50.23    -.2    499688       494592    1.0      261273       248072      5.3
1994   March        59.0     58.4      1.0   50.03    50.04    -.0    553226       547584    1.0      326290       320021      2.0
1994   April        59.2     61.5     -3.7   51.16    49.77    2.8    537780       529920    1.5      318628       325953     -2.2
1994   May          59.6     63.7     -6.4   52.72    51.08    3.2    555706       547584    1.5      331390       348550     -4.9
1994   June         72.4     72.2       .3   55.81    54.94    1.6    537780       531150    1.2      389166       383462      1.5
1994   July         78.6     82.5     -4.7   58.29    58.73    -.7    558806       552296    1.2      439351       455795     -3.6
1994   August       82.3     84.4     -2.5   56.95    61.15   -6.9    558806       552296    1.2      459859       465896     -1.3
1994   September    72.7     73.9     -1.6   57.46    56.80    1.2    545370       534480    2.0      396464       395040       .4
1994   October      61.8     65.3     -5.4   52.81    53.15    -.6    565099       553226    2.1      349017       361459     -3.4
1994   November     52.8     54.8     -3.6   50.92    50.02    1.8    546870       535380    2.1      288663       293157     -1.5
1994   December     42.5     43.1     -1.4   48.78    46.09    5.8    566246       553226    2.4      240547       238198      1.0
                    ---------------------------------------------------------------------------------------------------------------
       TOTAL 1994   61.4     62.8     -2.2   53.47    53.44     .1   6578603      6477520    1.6     4039027      4068086      -.7

       ROOM SAMPLE PERCENT - 28.0%        Number of Sample Properties - 54          Number of Census Properties - 285

1995   January      41.6     43.1     -3.5   48.97    48.74     .5    566246       553226    2.4      235718       238379     -1.1
1995   February     49.6     52.3     -5.2   51.61    50.15    2.9    511448       499688    2.4      253553       261273     -3.0
1995   March        55.9     59.0     -5.3   50.98    50.03    1.9    566246       553226    2.4      316782       326290     -2.9
1995   April        60.1     59.2      1.5   51.46    51.16     .6    550410       537780    2.3      330712       318628      3.8
1995   May          63.5     59.6      6.5   54.13    52.72    2.7    568757       555706    2.3      361162       331390      9.0
1995   June         71.9     72.4      -.7   57.68    55.81    3.4    552660       537780    2.8      397441       389166      2.1
1995   July         78.5     78.6      -.1   60.49    58.29    3.8    571082       558806    2.2      448268       439351      2.0
1995   August       83.5     82.3      1.5   61.76    56.95    8.4    571082       558806    2.2      476641       459859      3.6
1995   September    74.8     72.7      2.9   59.09    57.46    2.8    552660       545370    1.3      413486       396464      4.3
1995   October      63.2     61.8      2.3   54.15    52.81    2.5    571082       565099    1.1      360879       349017      3.4
1995   November     51.9     52.8     -1.7   51.63    50.92    1.4    554550       546870    1.4      287786       288663      -.3
1995   December     43.8     42.5      3.1   49.52    48.78    1.5    575050       566246    1.6      251892       240547      4.7
                    ---------------------------------------------------------------------------------------------------------------
       TOTAL 1995   61.6     61.4       .3   55.18    53.47    3.2   6711273      6578603    2.0     4134320      4039027      2.4

       ROOM SAMPLE PERCENT - 26.7%        Number of Sample Properties - 53          Number of Census Properties - 289


                     ROOM REVENUE
                     ---------------------------------
                     CURRENT      PRIOR          %
YEAR   MONTH         YEAR         YEAR           CHNG
----   -----         ---------    ---------      -----
1994   January        11618994     11261788        3.2
1994   February       13103487     12459948        5.2
1994   March          16323203     16013869        1.9
1994   April          16299893     16222805         .5
1994   May            17469763     17805505       -1.9
1994   June           21718382     21067886        3.1
1994   July           25609624     26768298       -4.3
1994   August         26186860     28491339       -8.1
1994   September      22782542     22438409        1.5
1994   October        18432503     19210933       -4.1
1994   November       14699805     14664344         .2
1994   December       11733837     10978609        6.9
                    ----------------------------------
       TOTAL 1994    215978893    217383733        -.6


1995   January        11543334     11618994        -.7
1995   February       13085030     13103487        -.1
1995   March          16148868     16323203       -1.1
1995   April          17016967     16299893        4.4
1995   May            19548671     17469763       11.9
1995   June           22926308     21718382        5.6
1995   July           27115268     25609624        5.9
1995   August         29439319     26186860       12.4
1995   September      24433424     22782542        7.2
1995   October        19539819     18432503        6.0
1995   November       14857304     14699805        1.1
1995   December       12472897     11733837        6.3
                    ----------------------------------
       TOTAL 1995    228127209    215978893        5.6

                                Oregon West Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                    OCCUPANCY                ROOM RATE               ROOM SUPPLY                     ROOM DEMAND
                    ----------------------   ---------------------   ---------------------------     -----------------------------
                    CURRENT  PRIOR    %      CURRENT  PRIOR   %      CURRENT      PRIOR     %        CURRENT      PRIOR      %
YEAR   MONTH        YEAR     YEAR     CHNG   YEAR     YEAR    CHNG   YEAR         YEAR      CHNG     YEAR         YEAR       CHNG
----   -----        -------  -----    ----   -------  -----   ----   -------      -------   ----     -------      -------    -----
1996   January      42.4     41.6      1.9   49.82    48.97    1.7    575050       566246    1.6      243801       235718      3.4
1996   February     50.8     49.6      2.4   50.96    51.61   -1.3    519400       511448    1.6      263804       253553      4.0
1996   March        58.4     55.9      4.5   52.56    50.98    3.1    575050       566246    1.6      336009       316782      6.1
1996   April        59.5     60.1     -1.0   53.02    51.46    3.0    556500       550410    1.1      331173       330712       .1
1996   May          64.2     63.5      1.1   54.88    54.13    1.4    575050       568757    1.1      369032       361162      2.2
1996   June         73.7     71.9      2.5   58.33    57.68    1.1    559680       552660    1.3      412364       397441      3.8
1996   July         80.9     78.5      3.1   59.71    60.49   -1.3    578336       571082    1.3      468097       448268      4.4
1996   August       86.6     83.5      3.7   64.39    61.76    4.3    580165       571082    1.6      502241       476641      5.4
1996   September    70.4     74.8     -5.9   56.37    59.09   -4.6    561450       552660    1.6      395332       413486     -4.4
                    ---------------------------------------------------------------------------------------------------------------
       TOTAL 1996   65.4     64.5      1.4   56.50    56.05     .8   5080681      5010591    1.4     3321853      3233763      2.7

       ROOM SAMPLE PERCENT - 25.9%        Number of Sample Properties - 55          Number of Census Properties - 291


                    ROOM REVENUE
                    ---------------------------------
                    CURRENT      PRIOR          %
YEAR   MONTH        YEAR         YEAR           CHNG
----   -----        ---------    ---------      -----
1996   January       12146413     11543334        5.2
1996   February      13443471     13085030        2.7
1996   March         17660039     16148868        9.4
1996   April         17557346     17016967        3.2
1996   May           20254208     19548671        3.6
1996   June          24054393     22926308        4.9
1996   July          27950296     27115268        3.1
1996   August        32337682     29439319        9.8
1996   September     22284935     24433424       -8.8
                    ---------------------------------
       TOTAL 1996   187688783    181257189        3.5


SOURCE: SMITH TRAVEL RESEARCH - The information contained in this report is based upon independent surveys and research from sources considered reliable but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommendation by Smith Travel Research of any industry standard and is intended solely for the internal purposes of your company and should not be published in any manner unless authorized by Smith Travel Research.

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 1

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
  9391     NORTHWOODS INN                   CLATSKANIE        OR    97016    (503) 728-4311          31
 32966     FAIRFIELD INN PORTLAND/AIRPORT   PORTLAND          OR    97020    (503) 253-1400   9606  106
 31079     BEST WESTERN OAK MEADOWS INN     ST HELENS         OR    97051    (503) 397-3000   9410   50
 23153     CLOSED VERNONIA HOTEL            VERNONIA          OR    97064    (503) 429-5091           0
 31145     HOLIDAY INN EXPRESS WOODBURN     WOODBURN          OR    97071    (503) 982-6515   9504   81      X      X      X      X
 17774     FAIRWAY INN                      WOODBURN          OR    97071    (503) 981-3211          46
 20671     COMFORT INN WOODBURN             WOODBURN          OR    97071    (503) 982-1727   8810   49      X      X
 17593     CREST MOTEL                      ASTORIA           OR    97103    (503) 325-3141          40
 17592     CITY CENTER HOTEL                ASTORIA           OR    97103    (503) 325-4211          22
 13115     BAYSHORE MOTOR INN               ASTORIA           OR    97103    (503) 325-2205   8906   36
 17595     LAMPLIGHTER                      ASTORIA           OR    97103    (503) 325-4051          29
 17596     RIVERSHORE                       ASTORIA           OR    97103    (503) 325-2921          43
 17594     DUNES MOTEL                      ASTORIA           OR    97103    (503) 325-7111          41
  9647     RED LION ASTORIA/INN             ASTORIA           OR    97103    (503) 325-7373         124      X      X      X      X
  3359     SURFSAND RESORT                  CANNON BEACH      OR    97110    (503) 436-2274   6600   68
 12623     SCHOONERS COVE                   CANNON BEACH      OR    97110    (503) 436-2300   8706   54
 22931     ECOLA CREEK LODGE                CANNON BEACH      OR    97110    (503) 436-2776   4804   31
 22935     HAYSTACK RESORT                  CANNON BEACH      OR    97110    (503) 436-1577          23
 22937     MAJOR MOTEL                      CANNON BEACH      OR    97110    (503) 436-2241          24
 22939     HALLMARK RESORT                  CANNON BEACH      OR    97110    (503) 436-1566         131
 22945     THE WAVES OCEANFRONT             CANNON BEACH      OR    97110    (503) 436-2205          39
 31854     STEPHANIE INN                    CANNON BEACH      OR    97110    (503) 436-2221          49
 22980     FANTA SEA MOTEL                  GARIBALDI         OR    97118    (503) 322-3251          20
 23042     SUNSET SURF MOTEL                MANZANITA         OR    97130    (503) 368-5224          27
 17764     SURFSIDE RESORT                  ROCKAWAY BEACH    OR    97136    (503) 355-2312          20
 17765     SILVER SANDS MOTEL               ROCKAWAY BEACH    OR    97136    (503) 355-2206          64
  8415     HUNTLEY INN                      SEASIDE           OR    97138    (503) 738-9581          47
 17776     EBB TIDE MOTEL                   SEASIDE           OR    97138    (503) 738-8371          74
 23132     AMBASSADOR BY THE SEA            SEASIDE           OR    97138    (503) 738-6382          35
 23140     THE TIDES                        SEASIDE           OR    97138    (503) 738-6317          40
 26731     BEST WESTERN OCEAN VIEW RESORT   SEASIDE           OR    97138    (503) 738-3334          84
 17777     GEARHART BY THE SEA              GEARHART          OR    97138    (503) 738-8331          91      X      X      X      X
 17779     LANAI MOTEL                      SEASIDE           OR    97138    (503) 738-6343          22
 17778     HI TIDE MOTEL                    SEASIDE           OR    97138    (503) 738-8414          64
 17780     ROYALE MOTEL                     SEASIDE           OR    97138    (503) 738-9541          26
 11193     SHILO INN SEASIDE/OCEANFRONT     SEASIDE           OR    97138    (503) 738-9571   8500  113
 17109     SHILO INN SEASIDE EAST           SEASIDE           OR    97138    (503) 738-0549   8906   58
 31592     COMFORT INN SEASIDE              SEASIDE           OR    97138    (503) 738-3011   9512   65                           X


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
  9391     NORTHWOODS INN
 32966     FAIRFIELD INN PORTLAND/AIRPORT                                       X      X      X      X
 31079     BEST WESTERN OAK MEADOWS INN
 23153     CLOSED VERNONIA HOTEL
 31145     HOLIDAY INN EXPRESS WOODBURN      X      X      X      X      X      X      X      X      X
 17774     FAIRWAY INN
 20671     COMFORT INN WOODBURN                     X      X             X      X      X      X
 17593     CREST MOTEL
 17592     CITY CENTER HOTEL
 13115     BAYSHORE MOTOR INN
 17595     LAMPLIGHTER
 17596     RIVERSHORE
 17594     DUNES MOTEL
  9647     RED LION ASTORIA/INN              X      X      X      X      X      X      X      X      X
  3359     SURFSAND RESORT
 12623     SCHOONERS COVE
 22931     ECOLA CREEK LODGE
 22935     HAYSTACK RESORT
 22937     MAJOR MOTEL
 22939     HALLMARK RESORT
 22945     THE WAVES OCEANFRONT
 31854     STEPHANIE INN
 22980     FANTA SEA MOTEL
 23042     SUNSET SURF MOTEL
 17764     SURFSIDE RESORT
 17765     SILVER SANDS MOTEL
  8415     HUNTLEY INN
 17776     EBB TIDE MOTEL
 23132     AMBASSADOR BY THE SEA
 23140     THE TIDES
 26731     BEST WESTERN OCEAN VIEW RESORT
 17777     GEARHART BY THE SEA
 17779     LANAI MOTEL
 17778     HI TIDE MOTEL
 17780     ROYALE MOTEL
 11193     SHILO INN SEASIDE/OCEANFRONT
 17109     SHILO INN SEASIDE EAST
 31592     COMFORT INN SEASIDE               X      X      X             X      X      X      X      X

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 2

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
  3383     SEASHORE RESORT MOTEL            SEASIDE           OR    97138    (503) 738-6368   6200   53
 17781     SUNDOWNER MOTOR INN              SEASIDE           OR    97138    (503) 738-8301          22
 17775     CITY CENTER MOTEL                SEASIDE           OR    97138    (503) 738-6377          34
 20703     EL REY SANDS                     TILLAMOOK         OR    97141    (503) 842-7511          22
 23147     TILLAMOOK INN                    TILLAMOOK         OR    97141    (503) 842-4413          27
  3385     MAR CLAIR MOTEL                  TILLAMOOK         OR    97141    (503) 842-7571   6000   47
 14065     WESTERN ROYAL INN                TILLAMOOK         OR    97141    (503) 842-5844   9005   43
 28433     SHILO INN TILLAMOOK SUITES       TILLAMOOK         OR    97141    (503) 842-7971   8812  100
 17620     TOLOVANA INN                     TOLOVANA PARK     OR    97145    (503) 436-2211         185
 17136     SHILO INN WARRENTON/ASTORIA      WARRENTON         OR    97146    (503) 861-2181   9008   62
  4982     CITY CENTER MOTEL                SALEM             OR    97301    (503) 364-0121          30
  5948     MOTEL 6 SALEM NORTH              SALEM             OR    97301    (503) 371-8024         115      X      X      X      X
 20147     BEST WESTERN MILL CREEK INN      SALEM             OR    97301    (503) 585-3332   9107  109
 23131     RAMADA SALEM                     SALEM             OR    97301    (503) 363-4123         114             X      X      X
  4981     HOLIDAY LODGE                    SALEM             OR    97301    (503) 585-2323          60
 11191     SHILO INN SALEM SUITES           SALEM             OR    97301    (503) 581-4001          89
 17770     QUALITY SALEM                    SALEM             OR    97301    (503) 370-7888         150      X      X             X
  3381     BEST WESTERN NEW KINGS INN       SALEM             OR    97301    (503) 581-1559   6100  101
 17773     TIKI LODGE                       SALEM             OR    97301    (503) 581-4441          50
 25941     SUPER 8 SALEM                    SALEM             OR    97301    (503) 370-8888   8811   79
 17772     SALEM DOWNTOWN                   SALEM             OR    97301    (503) 363-2451         110
  7446     SALEM GRAND MOTEL                SALEM             OR    97301    (503) 581-2466          63
  6530     MOTEL 6 SALEM SOUTH              SALEM             OR    97302    (503) 588-7191          78      X      X      X      X
 33657     SLEEP INN SALEM                  SALEM             OR    97303    (503) 588-9000   9613   75
 17771     RODEWAY INN SALEM                SALEM             OR    97303    (503) 585-2900          40
 23281     TRAVELODGE SALEM                 SALEM             OR    97305    (503) 588-5423   8706   70      X      X      X      X
  3382     BEST WESTERN PACIFIC HIGHWAY I   SALEM             OR    97305    (503) 390-3200   7900   52
 31862     PHOENIX INN                      SALEM             OR    97308    (503) 588-9220          89
  4975     BUDGET INN                       ALBANY            OR    97321    (541) 926-4246          47
 22894     STAR DUST MOTEL                  ALBANY            OR    97321    (503) 926-4233          31
 31307     HOLIDAY INN EXPRESS ALBANY       ALBANY            OR    97321    (541) 928-5050   9506   75      X      X      X      X
  3349     BEST WESTERN PONY SOLDIER ALBA   ALBANY            OR    97321    (503) 928-6322   7900   72
 18950     COMFORT INN ALBANY               ALBANY            OR    97321    (503) 928-0921   8907   50      X      X             X
  8999     VALU INN                         ALBANY            OR    97321    (541) 926-1538   6800   59
 17585     MOTEL ORLEANS ALBANY             ALBANY            OR    97321    (503) 926-0170          78
 17625     ECONO LODGE CORVALLIS            CORVALLIS         OR    97330    (503) 752-9601          61      X      X      X      X
 21587     BEST WESTERN GRAND MANOR INN     CORVALLIS         OR    97330    (541) 758-8571          55
 31856     MOTEL ORLEANS CORVALLIS          CORVALLIS         OR    97330    (503) 758-9125          61


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
  3383     SEASHORE RESORT MOTEL
 17781     SUNDOWNER MOTOR INN
 17775     CITY CENTER MOTEL
 20703     EL REY SANDS
 23147     TILLAMOOK INN
  3385     MAR CLAIR MOTEL
 14065     WESTERN ROYAL INN
 28433     SHILO INN TILLAMOOK SUITES
 17620     TOLOVANA INN
 17136     SHILO INN WARRENTON/ASTORIA
  4982     CITY CENTER MOTEL
  5948     MOTEL 6 SALEM NORTH               X      X      X      X      X      X      X      X      X
 20147     BEST WESTERN MILL CREEK INN
 23131     RAMADA SALEM                      X      X      X      X      X      X      X      X      X
  4981     HOLIDAY LODGE
 11191     SHILO INN SALEM SUITES
 17770     QUALITY SALEM                     X      X      X      X      X      X      X      X      X
  3381     BEST WESTERN NEW KINGS INN
 17773     TIKI LODGE
 25941     SUPER 8 SALEM
 17772     SALEM DOWNTOWN
  7446     SALEM GRAND MOTEL
  6530     MOTEL 6 SALEM SOUTH               X      X      X      X      X      X      X      X      X
 33657     SLEEP INN SALEM
 17771     RODEWAY INN SALEM                                                                  X      X
 23281     TRAVELODGE SALEM                                       X      X      X      X      X      X
  3382     BEST WESTERN PACIFIC HIGHWAY I
 31862     PHOENIX INN
  4975     BUDGET INN
 22894     STAR DUST MOTEL
 31307     HOLIDAY INN EXPRESS ALBANY        X      X      X      X      X      X      X      X      X
  3349     BEST WESTERN PONY SOLDIER ALBA
 18950     COMFORT INN ALBANY                X      X      X                    X      X      X      X
  8999     VALU INN
 17585     MOTEL ORLEANS ALBANY
 17625     ECONO LODGE CORVALLIS             X      X      X      X      X      X      X      X      X
 21587     BEST WESTERN GRAND MANOR INN
 31856     MOTEL ORLEANS CORVALLIS

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 3

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
 10280     RAMADA CORVALLIS                 CORVALLIS         OR    97330    (503) 753-9151         120      X      X      X      X
 17626     SHANICO INN                      CORVALLIS         OR    97330    (503) 754-7474          76
  3361     JASON INN                        CORVALLIS         OR    97330    (503) 753-7326          51
 30049     SUPER 8 CORVALLIS                CORVALLIS         OR    97330    (541) 758-8088   9409  101
 20697     TOWNE HOUSE MOTOR INN            CORVALLIS         OR    97333    (503) 753-4496         100
 17632     HOLIDAY SURF LODGE               DEPOE BAY         OR    97341    (503) 765-2133          84
 17634     SURFRIDER MOTEL                  DEPOE BAY         OR    97341    (503) 764-2311          40
 17627     PIONEER VILLA                    HALSEY            OR    97348    (503) 369-2801          60
 23024     SHANICO INN                      LEBANON           OR    97355    (503) 259-2601          40
  9879     HOTEL NEWPORT                    NEWPORT           OR    97365    (503) 265-9411         146
 12710     VAL U INN                        NEWPORT           OR    97365    (503) 265-6203   8906   70
 17714     EMBARCADERO RESORT               NEWPORT           OR    97365    (503) 265-8521         100
 17715     TRAVELLERS INN                   NEWPORT           OR    97365    (503) 265-7723          43
 17719     MONEYSAVER MOTEL                 NEWPORT           OR    97365    (503) 265-2277          43
 23063     EL RANCHO MOTEL                  NEWPORT           OR    97365    (503) 265-5192          20
 23065     NEWPORT MOTOR INN                NEWPORT           OR    97365    (503) 265-8516   7005   39      X      X      X      X
 23066     SANDS MOTOR LODGE                NEWPORT           OR    97365    (503) 265-5321          56
 23070     WEST WIND MOTEL                  NEWPORT           OR    97365    (503) 265-5388          23
 23071     WILLERS MOTEL                    NEWPORT           OR    97365    (503) 265-2241          33
 17716     LITTLE CREEK COVE                NEWPORT           OR    97365    (503) 265-8587          25
 17718     PENNYSAVER MOTEL                 NEWPORT           OR    97365    (503) 265-6631          46
 17720     WHALER MOTEL                     NEWPORT           OR    97365    (503) 265-9261          73
 12709     PUERTO NUEVO INN                 NEWPORT           OR    97365    (503) 265-5767   8907   32
 17713     SHILO INN NEWPORT/OCEANFRONT R   NEWPORT           OR    97365    (503) 265-7701         179
  3371     BEST WESTERN HALLMARK RESORT     NEWPORT           OR    97365    (541) 265-2600   7000   72
 11192     SHILO INN LINCOLN CITY/ OCEANF   LINCOLN CITY      OR    97367    (503) 994-3655   7100  247
 17684     D SANDS MOTEL                    LINCOLN CITY      OR    97367    (503) 994-5244          63
 17686     ESTER LEE MOTEL                  LINCOLN CITY      OR    97367    (503) 996-3606          53
 17688     LINCOLN SHORES MOTEL             LINCOLN CITY      OR    97367    (503) 994-8155          30
 17689     PELICAN SHORES MOTEL             LINCOLN CITY      OR    97367    (503) 994-2134          53
 17690     SAILOR JACK                      LINCOLN CITY      OR    97367    (503) 994-3696          40
 17694     INN AT SPANISH HEAD              LINCOLN CITY      OR    97367    (503) 996-2161   6800  119      X      X      X      X
 23025     ANCHOR MOTEL & LODGE             LINCOLN CITY      OR    97367    (503) 996-3810          20
 23032     OCEAN TERRACE MOTEL              LINCOLN CITY      OR    97367    (503) 996-3623          32
 23034     SEA GULL BEACH FRT MOTEL         LINCOLN CITY      OR    97367    (503) 994-2948          26
 29378     BEST WESTERN RAMA INN            LINCOLN CITY      OR    97367    (503) 994-6060   9307   60      X      X      X
 33601     HOLIDAY INN EXPRESS LINCOLN CI   LINCOLN CITY      OR    97367    (541) 996-4400   9608   59
 33602     ASHLEY INN                       LINCOLN CITY      OR    97367    (541) 996-7500          74


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
 10280     RAMADA CORVALLIS                  X      X      X      X      X      X      X      X      X
 17626     SHANICO INN
  3361     JASON INN
 30049     SUPER 8 CORVALLIS
 20697     TOWNE HOUSE MOTOR INN
 17632     HOLIDAY SURF LODGE
 17634     SURFRIDER MOTEL
 17627     PIONEER VILLA
 23024     SHANICO INN
  9879     HOTEL NEWPORT
 12710     VAL U INN
 17714     EMBARCADERO RESORT
 17715     TRAVELLERS INN
 17719     MONEYSAVER MOTEL
 23063     EL RANCHO MOTEL
 23065     NEWPORT MOTOr INN                 X      X      X      X
 23066     SANDS MOTOR LODGE
 23070     WEST WIND MOTEL
 23071     WILLERS MOTEL
 17716     LITTLE CREEK COVE
 17718     PENNYSAVER MOTEL
 17720     WHALER MOTEL
 12709     PUERTO NUEVO INN
 17713     SHILO INN NEWPORT/OCEANFRONT R
  3371     BEST WESTERN HALLMARK RESORT
 11192     SHILO INN LINCOLN CITY/ OCEANF
 17684     D SANDS MOTEL
 17686     ESTER LEE MOTEL
 17688     LINCOLN SHORES MOTEL
 17689     PELICAN SHORES MOTEL
 17690     SAILOR JACK
 17694     INN AT SPANISH HEAD               X      X      X      X      X      X      X      X      X
 23025     ANCHOR MOTEL & LODGE
 23032     OCEAN TERRACE MOTEL
 23034     SEA GULL BEACH FRT MOTEL
 29378     BEST WESTERN RAMA INN
 33601     HOLIDAY INN EXPRESS LINCOLN CI                                                     X      X
 33602     ASHLEY INN

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 4

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
 23035     RODEWAY INN ON THE BAY/LINCOLN   LINCOLN CITY      OR    97367    (503) 996-3996          41             X      X      X
 31860     DOCK OF THE BAY MOTEL            LINCOLN CITY      OR    97367    (503) 996-3549          30
 19754     BEST WESTERN LINCOLN SANDS INN   LINCOLN CITY      OR    97367    (503) 994-4227   8500   33
 23029     COZY COVE BEACHFRONT R           LINCOLN CITY      OR    97367    (503) 994-2950          68
 17691     SEA GYPSY MOTEL                  LINCOLN CITY      OR    97367    (503) 994-5266          84
 17683     COHO INN                         LINCOLN CITY      OR    97367    (503) 994-3684          50      X      X      X      X
 17682     SEA HORSE MOTEL                  LINCOLN CITY      OR    97367    (503) 994-5262   6006   47      X      X      X      X
 17692     SEA HORSE MOTEL                  LINCOLN CITY      OR    97367    (503) 994-2101          21
  8413     BUDGET INN                       LINCOLN CITY      OR    97367    (503) 994-5281          50
 23031     NORDIC MOTEL                     LINCOLN CITY      OR    97367    (503) 994-8145          59      X
 17693     SURFTIDES BEACH RESORT           LINCOLN CITY      OR    97367    (503) 994-2191          91
 23036     SURFTIDES PLAZA CONDOS           LINCOLN CITY      OR    97367    (503) 994-8121          28
 22983     CAVALIER CONDOMINIUMS            GLENEDEN BEACH    OR    97367    (503) 764-2353          25
 17633     INN AT OTTER CREST               OTTER ROCK        OR    97369    (503) 765-2111   7105  144
 22804     BEST WESTERN SUNRISE INN         SUBLIMITY         OR    97385    (503) 769-9579          50
 17695     PREFERRED SALISHAN LODGE         GLENEDEN BEACH    OR    97388    (503) 764-2371   6506  201      X      X      X      X
 12711     HOTEL TOLEDO                     TOLEDO            OR    97391    (503) 336-2830          40
 17789     BAYSHORE INN                     WALDPORT          OR    97394    (503) 563-3202          88
 22678     DOWNTOWN MOTEL                   EUGENE            OR    97401    (503) 345-8739          37
 22681     COURTESY INN                     EUGENE            OR    97401    (503) 345-3391          34
 17638     VALLEY RIVER INN                 EUGENE            OR    97401    (503) 687-0123         257
 22973     PARKWAY INN                      EUGENE            OR    97401    (503) 687-0531          22
  9878     HILTON INN EUGENE                EUGENE            OR    97401    (503) 342-2000         272      X      X      X      X
 22968     CAMPUS INN                       EUGENE            OR    97401    (503) 343-3376   6005   60
 22682     TIMBERS MOTEL                    EUGENE            OR    97401    (503) 343-3345          56
 17636     CITY CENTER LODGE                EUGENE            OR    97401    (503) 344-5233          49
  7439     TRAVELERS INN                    EUGENE            OR    97401    (503) 342-1109          34
 22680     SIXTY SIX MOTEL                  EUGENE            OR    97401    (503) 342-5041          66
   432     RAMADA EUGENE                    EUGENE            OR    97401    (541) 342-5181         148      X      X      X      X
  9651     RED LION EUGENE/INN              EUGENE            OR    97401    (541) 342-5201         138      X      X      X      X
 22675     BUDGET HOST MOTOR INN            EUGENE            OR    97402    (503) 342-7273          77
 22974     EUGENE                           EUGENE            OR    97402    (503) 345-0579          24
 22972     EXECUTIVE HOUSE MOTEL            EUGENE            OR    97402    (503) 683-4000          39
 22970     CLOSED EL DON MOTEL              EUGENE            OR    97402    (503) 344-3363           0
 17635     QUALITY EUGENE                   EUGENE            OR    97403    (503) 342-1243          95
 22676     FRANKLIN INN                     EUGENE            OR    97403    (503) 342-4804          42
 31857     PHOENIX INN                      EUGENE            OR    97403    (541) 344-0001          98
  3363     BEST WESTERN NEW OREGON MOTEL    EUGENE            OR    97403    (541) 683-3669   5900  128


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
 23035     RODEWAY INN ON THE BAY/LINCOLN    X      X      X      X      X      X      X      X      X
 31860     DOCK OF THE BAY MOTEL
 19754     BEST WESTERN LINCOLN SANDS INN
 23029     COZY COVE BEACHFRONT R
 17691     SEA GYPSY MOTEL
 17683     COHO INN                          X      X             X      X      X      X      X      X
 17682     SEA HORSE MOTEL                   X      X      X      X      X      X      X      X      X
 17692     SEA HORSE MOTEL
  8413     BUDGET INN
 23031     NORDIC MOTEL
 17693     SURFTIDES BEACH RESORT
 23036     SURFTIDES PLAZA CONDOS
 22983     CAVALIER CONDOMINIUMS
 17633     INN AT OTTER CREST
 22804     BEST WESTERN SUNRISE INN
 17695     PREFERRED SALISHAN LODGE          X      X      X      X      X      X             X
 12711     HOTEL TOLEDO
 17789     BAYSHORE INN
 22678     DOWNTOWN MOTEL
 22681     COURTESY INN
 17638     VALLEY RIVER INN
 22973     PARKWAY INN
  9878     HILTON INN EUGENE                 X      X      X      X      X      X      X      X      X
 22968     CAMPUS INN
 22682     TIMBERS MOTEL
 17636     CITY CENTER LODGE
  7439     TRAVELERS INN
 22680     SIXTY SIX MOTEL
   432     RAMADA EUGENE                     X                           X      X      X      X      X
  9651     RED LION EUGENE/INN               X      X      X      X      X      X      X      X      X
 22675     BUDGET HOST MOTOR INN
 22974     EUGENE
 22972     EXECUTIVE HOUSE MOTEL
 22970     CLOSED EL DON MOTEL
 17635     QUALITY EUGENE                                                              X      X      X
 22676     FRANKLIN INN
 31857     PHOENIX INN
  3363     BEST WESTERN NEW OREGON MOTEL

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 5

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
  3362     BEST WESTERN GREENTREE MOTEL     EUGENE            OR    97403    (541) 485-2727   7700   65
  6520     MOTEL 6 EUGENE SOUTH             EUGENE            OR    97403    (541) 687-2395          59      X      X      X      X
 17250     EUGENE COUNTRY SQUARE            EUGENE            OR    97408    (503) 484-2000         105
 17600     SUNSET                           BANDON            OR    97411    (503) 347-2453          48
 22910     HARBORVIEW MOTEL                 BANDON            OR    97411    (503) 347-4417          60
 30667     DRIFTWOOD MOTEL                  BANDON            OR    97411    (541) 347-9022          21
 20695     INN AT FACE ROCK                 BANDON            OR    97411    (503) 347-9441          55
 17599     BANDON BEACH MOTEL               BANDON            OR    97411    (503) 347-4430          30
  3357     BEST WESTERN BROOKINGS INN       BROOKINGS         OR    97415    (541) 469-2173   6605   68      X      X      X      X
  8412     PACIFIC SUNSET INN               BROOKINGS         OR    97415    (503) 469-2141          43
 17618     SPINDRIFT MOTEL                  BROOKINGS         OR    97415    (503) 469-5345          35
 17617     BONN MOTEL                       BROOKINGS         OR    97415    (503) 469-2161          37
 12718     BEST WESTERN BEACHFRONT INN      HARBOR            OR    97415    (541) 469-7779   9005   78
 12717     HARBOR INN MOTEL                 BROOKINGS         OR    97415    (503) 469-3194   8805   30
 22947     LEISURE INN                      CANYONVILLE       OR    97417    (503) 839-4278          37
 22949     CAPTAIN JOHNS MOTEL              CHARLESTON        OR    97420    (503) 888-4041          44
 29016     EDGEWATER INN                    COOS BAY          OR    97420    (503) 267-4343          82
  3360     BEST WESTERN HOLIDAY MOTEL       COOS BAY          OR    97420    (541) 269-5111   6600   77
  9650     RED LION COOS BAY/INN            COOS BAY          OR    97420    (503) 267-4141         143      X      X      X      X
 17623     MOTEL 6 COOS BAY                 COOS BAY          OR    97420    (503) 267-7171          94      X      X      X      X
 17622     BAYSHORE MOTEL                   COOS BAY          OR    97420    (503) 267-4138          34
 17624     TIMBERLODGE                      COOS BAY          OR    97420    (503) 267-7066          53
 17711     MYRTLE LANE                      COQUILLE          OR    97423    (503) 396-2102          29
 18807     HOLIDAY INN EXPRESS COTTAGE GR   COTTAGE GROVE     OR    97424    (541) 942-1000   9306   41      X      X      X
 28724     COMFORT INN COTTAGE GROVE        COTTAGE GROVE     OR    97424    (541) 942-9747   9205   58      X      X      X      X
 22956     RAINBOW MOTEL                    COTTAGE GROVE     OR    97424    (503) 942-5132          24
 17629     BEST WESTERN VILLAGE GREEN       COTTAGE GROVE     OR    97424    (541) 942-2491          96      X      X      X      X
 22971     MOTEL ORLEANS CRESWELL           CRESWELL          OR    97426    (503) 895-3341          72
 14871     HOLIDAY INN EXPRESS FLORENCE     FLORENCE          OR    97439    (503) 997-7797   9307   51      X      X      X      X
 17643     LA CHATEAU                       FLORENCE          OR    97439    (503) 997-3481          48
 17644     MONEY SAVER                      FLORENCE          OR    97439    (503) 997-7131          40
 17645     BEST WESTERN PIER POINT INN      FLORENCE          OR    97439    (503) 997-7191   7200   55      X      X      X      X
 17646     VILLA WEST                       FLORENCE          OR    97439    (503) 997-3457          22
 22976     AMERICANA MOTEL                  FLORENCE          OR    97439    (503) 997-7115          29
 22977     LIGHTHOUSE INN                   FLORENCE          OR    97439    (503) 997-3221          28
 17642     DRIFTWOOD SHORES                 FLORENCE          OR    97439    (503) 997-8263   7200  153      X      X      X      X
 22683     SILVER SANDS MOTEL               FLORENCE          OR    97439    (503) 997-3459          50
 29740     RIVERHOUSE MOTEL                 FLORENCE          OR    97439    (503) 997-3933   8906   40


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
  3362     BEST WESTERN GREENTREE MOTEL
  6520     MOTEL 6 EUGENE SOUTH              X      X      X      X      X      X      X      X      X
 17250     EUGENE COUNTRY SQUARE
 17600     SUNSET
 22910     HARBORVIEW MOTEL
 30667     DRIFTWOOD MOTEL
 20695     INN AT FACE ROCK
 17599     BANDON BEACH MOTEL
  3357     BEST WESTERN BROOKINGS INN        X      X      X      X      X      X      X      X      X
  8412     PACIFIC SUNSET INN
 17618     SPINDRIFT MOTEL
 17617     BONN MOTEL
 12718     BEST WESTERN BEACHFRONT INN
 12717     HARBOR INN MOTEL
 22947     LEISURE INN
 22949     CAPTAIN JOHNS MOTEL
 29016     EDGEWATER INN
  3360     BEST WESTERN HOLIDAY MOTEL
  9650     RED LION COOS BAY/INN             X      X      X      X      X      X      X      X      X
 17623     MOTEL 6 COOS BAY                  X      X      X      X      X      X      X      X      X
 17622     BAYSHORE MOTEL
 17624     TIMBERLODGE
 17711     MYRTLE LANE
 18807     HOLIDAY INN EXPRESS COTTAGE GR    X      X      X      X      X      X      X             X
 28724     COMFORT INN COTTAGE GROVE         X      X      X      X      X      X      X      X      X
 22956     RAINBOW MOTEL
 17629     BEST WESTERN VILLAGE GREEN        X      X      X      X      X      X      X      X      X
 22971     MOTEL ORLEANS CRESWELL
 14871     HOLIDAY INN EXPRESS FLORENCE      X             X      X      X      X      X      X      X
 17643     LA CHATEAU
 17644     MONEY SAVER
 17645     BEST WESTERN PIER POINT INN       X      X      X      X      X      X      X      X      X
 17646     VILLA WEST
 22976     AMERICANA MOTEL
 22977     LIGHTHOUSE INN
 17642     DRIFTWOOD SHORES                  X      X      X      X      X      X      X      X      X
 22683     SILVER SANDS MOTEL
 29740     RIVERHOUSE MOTEL

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 6

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
  3365     BEST WESTERN INN OF THE BEACHC   GOLD BEACH        OR    97444    (503) 247-6691   6900   49      X             X      X
 12724     GOLD BEACH RESORT & CONDO        GOLD BEACH        OR    97444    (503) 247-7066   8712   39
 12736     SHORE CLIFF INN                  GOLD BEACH        OR    97444    (503) 247-7091          38
 17650     JOTS RESORT                      GOLD BEACH        OR    97444    (503) 247-6676         140
 22984     CITY CENTER MOTEL                GOLD BEACH        OR    97444    (503) 247-6675          21
 27167     RIVER BRIDGE INN                 GOLD BEACH        OR    97444    (503) 247-4533          40
 17648     INN AT GOLD BEACH                GOLD BEACH        OR    97444    (503) 247-6606          41
 17649     IRELANDS RUSTIC LODGES           GOLD BEACH        OR    97444    (503) 247-7718          40
 17653     WESTERN VILLAGE                  GOLD BEACH        OR    97444    (503) 247-6611          27
 22985     DRIFT IN MOTEL                   GOLD BEACH        OR    97444    (503) 247-4547          23
 23016     LAKESHORE LODGE                  LAKESIDE          OR    97449    (503) 759-3161   7006   20
 17712     MYRTLE TREES                     MYRTLE POINT      OR    97458    (503) 572-5811          29
 17721     PONY VILLAGE                     NORTH BEND        OR    97459    (503) 756-3191         119
 32916     NATIONAL 9 SYCAMORE MOTEL        ROSEBURG          OR    97459    (503) 672-3354          12
 29893     NATIONAL 9 PARKSIDE MOTEL        NORTH BEND        OR    97459    (503) 756-4124          16
 13542     BEST WESTERN OAKRIDGE INN        OAKRIDGE          OR    97463    (503) 782-2212   8601   40      X      X      X      X
 17761     TROPICANA                        REEDSPORT         OR    97467    (503) 271-3671          41
 20136     BEST WESTERN SALBASGEON INN RE   REEDSPORT         OR    97467    (541) 271-4831   9106   56
 23123     CLOSED SEACOAST INN              REEDSPORT         OR    97467    (503) 271-2607           0
 17762     ANCHOR BAY INN                   REEDSPORT         OR    97467    (503) 271-2149          21
 17763     FRIENDSHIP INN WINCHESTER BAY    WINCHESTER BAY    OR    97467    (503) 271-4871          51      X      X      X
  4980     HOLIDAY                          ROSEBURG          OR    97470    (503) 672-4457          40
 28543     HOLIDAY INN EXPRESS ROSEBURG     ROSEBURG          OR    97470    (541) 673-7517   9407  100      X      X      X      X
  3380     BEST WESTERN GARDEN VILLA MOTE   ROSEBURG          OR    97470    (541) 672-1601   6400  122
 30693     COMFORT INN ROSEBURG             ROSEBURG          OR    97470    (541) 957-1100   9412   37      X      X      X      X
 17768     WINDMILL INN/ROSEBURG            ROSEBURG          OR    97470    (503) 673-0901         128
 17767     MOTEL ORLEANS ROSEBURG           ROSEBURG          OR    97470    (503) 673-5561          72
  7445     TRAVELODGE ROSEBURG              ROSEBURG          OR    97470    (503) 672-4836          40      X      X      X      X
 17766     DUNES MOTEL                      ROSEBURG          OR    97470    (503) 672-6684          46
  3379     BEST WESTERN DOUGLAS INN MOTEL   ROSEBURG          OR    97470    (541) 673-6625   6200   52      X
 29695     HOWARD JOHNSON LODGE/ROSEBURG    ROSEBURG          OR    97470    (503) 673-5082   9310   30      X      X      X      X
  6149     BEST WESTERN GRAND MANOR INN     SPRINGFIELD       OR    97477    (503) 726-4769   9107   65
 17641     VILLAGE INN                      SPRINGFIELD       OR    97477    (503) 747-4546          68
 33786     COURTYARD SPRINGFIELD            SPRINGFIELD       OR    97477                     9613  116
  6521     MOTEL 6 EUGENE/SPRINGFIELD       SPRINGFIELD       OR    97477    (541) 741-1105         131      X      X      X      X
  9652     RED LION EUGENE/SPRINGFIELD IN   SPRINGFIELD       OR    97477    (541) 726-8181         234      X      X      X      X
 24969     MOTEL ORLEANS SPRINGFIELD        SPRINGFIELD       OR    97477    (503) 746-1314   9001   71
 11182     SHILO INN EUGENE/SPRINGFIELD     SPRINGFIELD       OR    97477    (541) 747-0332         140


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
  3365     BEST WESTERN INN OF THE BEACHC    X      X      X      X      X      X             X
 12724     GOLD BEACH RESORT & CONDO
 12736     SHORE CLIFF INN
 17650     JOTS RESORT
 22984     CITY CENTER MOTEL
 27167     RIVER BRIDGE INN
 17648     INN AT GOLD BEACH
 17649     IRELANDS RUSTIC LODGES
 17653     WESTERN VILLAGE
 22985     DRIFT IN MOTEL
 23016     LAKESHORE LODGE
 17712     MYRTLE TREES
 17721     PONY VILLAGE
 32916     NATIONAL 9 SYCAMORE MOTEL
 29893     NATIONAL 9 PARKSIDE MOTEL
 13542     BEST WESTERN OAKRIDGE INN         X      X      X      X      X      X      X      X      X
 17761     TROPICANA
 20136     BEST WESTERN SALBASGEON INN RE
 23123     CLOSED SEACOAST INN
 17762     ANCHOR BAY INN
 17763     FRIENDSHIP INN WINCHESTER BAY            X      X             X             X      X      X
  4980     HOLIDAY
 28543     HOLIDAY INN EXPRESS ROSEBURG      X      X      X      X      X      X      X      X      X
  3380     BEST WESTERN GARDEN VILLA MOTE
 30693     COMFORT INN ROSEBURG              X      X      X      X      X      X      X      X      X
 17768     WINDMILL INN/ROSEBURG
 17767     MOTEL ORLEANS ROSEBURG
  7445     TRAVELODGE ROSEBURG               X      X      X      X      X      X      X      X      X
 17766     DUNES MOTEL
  3379     BEST WESTERN DOUGLAS INN MOTEL
 29695     HOWARD JOHNSON LODGE/ROSEBURG     X      X      X      X      X      X      X      X      X
  6149     BEST WESTERN GRAND MANOR INN
 17641     VILLAGE INN
 33786     COURTYARD SPRINGFIELD
  6521     MOTEL 6 EUGENE/SPRINGFIELD        X      X      X      X      X      X      X      X      X
  9652     RED LION EUGENE/SPRINGFIELD IN    X      X      X      X      X      X      X      X      X
 24969     MOTEL ORLEANS SPRINGFIELD
 11182     SHILO INN EUGENE/SPRINGFIELD

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 7

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
  7927     GATEWAY INN                      SPRINGFIELD       OR    97477    (503) 726-1212          91
 17640     GATEWAY INN                      SPRINGFIELD       OR    97477    (503) 726-9266         121
 29123     RODEWAY INN SPRINGFIELD/EUGENE   SPRINGFIELD       OR    97477    (541) 746-8471   9302   58      X      X      X      X
 17769     PONDEROSA INN                    SUTHERLIN         OR    97479    (503) 459-2236          60
 33376     MICROTEL SUTHERLIN               SUTHERLIN         OR    97479    (541) 459-2236   9613   50
 17791     THE ADOBE                        YACHATS           OR    97498    (503) 547-3141         105
 17792     FIRESIDE MOTEL                   YACHATS           OR    97498    (503) 547-3636   6806   45
 17793     SHAMROCK LODGETTES               YACHATS           OR    97498    (503) 547-3312   5206   19      X      X      X      X
 23161     SILVER SURF MOTEL                YACHATS           OR    97498    (503) 547-3175          24
 23163     YACHATS INN                      YACHATS           OR    97498    (503) 547-3456          20
 31866     DUBLIN HOUSE                     YACHATS           OR    97498    (503) 547-3200          26
 17703     CEDAR LODGE                      MEDFORD           OR    97501    (503) 773-7361          68
 20698     CLOSED MEDFORD HOTEL             MEDFORD           OR    97501    (503) 772-6151           0
 23048     BEST 4 LESS VILLAGE INN          MEDFORD           OR    97501    (503) 773-5373          47
 23051     TIKI LODGE                       MEDFORD           OR    97501    (503) 773-4579          28
 17706     KNIGHTS INN                      MEDFORD           OR    97501    (503) 773-3676          83
  9654     RED LION MEDFORD/INN             MEDFORD           OR    97501    (541) 779-5811         186      X      X      X      X
 23909     SIERRA                           MEDFORD           OR    97501    (503) 773-7727          36
 28719     OREGON LODGE                     MEDFORD           OR    97501    (503) 772-6133          36      X      X
  3669     BEST WESTERN MEDFORD INN         MEDFORD           OR    97501    (541) 773-8266   6000  112
 17708     ROYAL CREST                      MEDFORD           OR    97501    (503) 772-6144          34
 32492     COMFORT INN SOUTH MEDFORD        MEDFORD           OR    97501    (541) 772-8000   9511   63                           X
 23049     CAPRI MOTEL                      MEDFORD           OR    97501    (503) 773-7796          36
  6524     MOTEL 6 MEDFORD SOUTH            MEDFORD           OR    97504    (541) 773-4290         167      X      X      X      X
 20374     ROGUE REGENCY INN                MEDFORD           OR    97504    (503) 770-1234   8906  122
 29470     PHOENIX MOTOR INN                MEDFORD           OR    97504    (503) 535-1555   7300   22
 30533     COMFORT INN MEDFORD              MEDFORD           OR    97504    (541) 772-9500   9409   52      X      X      X      X
 23047     MOTEL 6 MEDFORD NORTH            MEDFORD           OR    97504    (541) 779-0550         116      X      X      X      X
 10281     RESTON HOTEL                     MEDFORD           OR    97504    (503) 779-3141         164      X      X      X      X
  3370     BEST WESTERN PONY SOLDIER MEDF   MEDFORD           OR    97504    (541) 779-2011   7800   72
 23052     WINDMILL INN/MEDFORD             MEDFORD           OR    97504    (503) 779-0050         123
 11186     HOWARD JOHNSON MEDFORD MOTEL     MEDFORD           OR    97504    (503) 770-5151          48
 17705     HORIZON MOTOR INN                MEDFORD           OR    97504    (503) 779-5085         129
 17707     DAYS INN MEDFORD                 MEDFORD           OR    97504    (541) 779-6730          50
 28771     ROGUE VALLEY INN                 MEDFORD           OR    97504    (503) 772-2800          30
 12778     PEAR TREE MOTEL                  MEDFORD           OR    97504    (503) 535-4445   8810   46
 17383     BEST WESTERN HERITAGE INN        ASHLAND           OR    97520    (503) 482-6932   9105   53
 17586     KNIGHTS INN                      ASHLAND           OR    97520    (503) 482-5111          40


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
  7927     GATEWAY INN
 17640     GATEWAY INN
 29123     RODEWAY INN SPRINGFIELD/EUGENE           X      X      X      X      X      X      X      X
 17769     PONDEROSA INN
 33376     MICROTEL SUTHERLIN
 17791     THE ADOBE
 17792     FIRESIDE MOTEL
 17793     SHAMROCK LODGETTES                X      X      X      X      X      X      X      X      X
 23161     SILVER SURF MOTEL
 23163     YACHATS INN
 31866     DUBLIN HOUSE
 17703     CEDAR LODGE
 20698     CLOSED MEDFORD HOTEL
 23048     BEST 4 LESS VILLAGE INN
 23051     TIKI LODGE
 17706     KNIGHTS INN
  9654     RED LION MEDFORD/INN              X      X      X      X      X      X      X      X      X
 23909     SIERRA
 28719     OREGON LODGE
  3669     BEST WESTERN MEDFORD INN
 17708     ROYAL CREST
 32492     COMFORT INN SOUTH MEDFORD         X      X      X      X      X      X      X      X      X
 23049     CAPRI MOTEL
  6524     MOTEL 6 MEDFORD SOUTH             X      X      X      X      X      X      X      X      X
 20374     ROGUE REGENCY INN
 29470     PHOENIX MOTOR INN
 30533     COMFORT INN MEDFORD               X      X      X      X      X      X      X      X      X
 23047     MOTEL 6 MEDFORD NORTH             X      X      X      X      X      X      X      X      X
 10281     RESTON HOTEL
  3370     BEST WESTERN PONY SOLDIER MEDF
 23052     WINDMILL INN/MEDFORD
 11186     HOWARD JOHNSON MEDFORD MOTEL
 17705     HORIZON MOTOR INN
 17707     DAYS INN MEDFORD                                                                   X      X
 28771     ROGUE VALLEY INN
 12778     PEAR TREE MOTEL
 17383     BEST WESTERN HERITAGE INN
 17586     KNIGHTS INN

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 8

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
 22898     ASHLAND MOTEL                    ASHLAND           OR    97520    (503) 482-2561          25
 30641     REGENCY INN                      ASHLAND           OR    97520    (503) 482-4700          44
 23366     SUPER 8 ASHLAND                  ASHLAND           OR    97520    (541) 482-8887   8609   67
  3350     ASHLAND HILL/WINDMILL INN        ASHLAND           OR    97520    (541) 482-8310         159
  6031     QUALITY ASHLAND                  ASHLAND           OR    97520    (503) 488-2330          60      X      X      X      X
  3351     BEST WESTERN BARDS INN           ASHLAND           OR    97520    (503) 482-0049   6300   91
 22901     MARK ANTONY HOTEL                ASHLAND           OR    97520    (503) 482-1721          62
 17587     STRATFORD INN                    ASHLAND           OR    97520    (503) 488-2151          53
 17589     ASHLAND VALLEY INN               ASHLAND           OR    97520    (503) 482-2641          64
 17588     TIMBERS                          ASHLAND           OR    97520    (503) 482-4242          29
 22899     CEDARWOOD INN MOTEL              ASHLAND           OR    97520    (503) 458-2000          64
 17590     CHANTICLEER INN                  ASHLAND           OR    97520    (503) 482-1919   8100    7
 17728     OREGON CAVES CHATEAU             OREGON CAVES
                                              NATL MONUMEN    OR    97523    (503) 592-3400          22
 17621     JUNCTION INN                     CAVE JUNCTION     OR    97523    (503) 592-3106          60
  6522     MOTEL 6 GRANTS PASS              GRANTS PASS       OR    97526    (541) 474-1331         122      X      X      X      X
 11183     SHILO INN GRANTS PASS            GRANTS PASS       OR    97526    (503) 479-8391          70
 17657     REGAL LODGE                      GRANTS PASS       OR    97526    (503) 479-3305          30
 22990     FLAMINGO MOTEL                   GRANTS PASS       OR    97526    (503) 476-6601          33
 25221     KNIGHTS INN                      GRANTS PASS       OR    97526    (503) 479-5595          32
 31853     SWEET BREEZE INN                 GRANTS PASS       OR    97526    (503) 471-4434          21
 17655     MOTEL ORLEANS MOTEL ORLEANS      GRANTS PASS       OR    97526    (503) 479-8301          60
 22995     REDWOOD MOTEL                    GRANTS PASS       OR    97S26    (503) 476-0878          36
  3366     RIVERSIDE INN                    GRANTS PASS       OR    97526    (503) 476-6873         175
  7440     THRIFTLODGE GRANTS PASS          GRANTS PASS       OR    97526    (503) 476-7793          35      X      X      X      X
 28069     SUPER 8 GRANTS PASS              GRANTS PASS       OR    97526    (541) 474-0888   9002   79
 17658     ROYAL VUE MOTEL                  GRANTS PASS       OR    97526    (503) 479-5381          60
  8149     BEST WESTERN GRANTS PASS INN     GRANTS PASS       OR    97526    (541) 476-1117          84      X      X      X      X
 29975     HOLIDAY INN EXPRESS GRANTS PAS   GRANTS PASS       OR    97526    (503) 471-6144   9404   80      X      X      X      X
  9000     GOLDEN INN                       GRANTS PASS       OR    97526    (503) 479-6611          60
 22118     BEST WESTERN INN AT THE ROGUE    GRANTS PASS       OR    97527    (503) 582-2200   9202   53      X      X      X      X
 31859     STAGE LODGE                      JACKSONVILLE      OR    97530    (503) 899-3953          27
 30914     PROSPECT HISTORICAL H            PROSPECT          OR    97536    (503) 560-3664          22
                                                                                                  -----
                                                                                                  18956

                                                                                 X - Denotes data received by Smith Travel Research.


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
 22898     ASHLAND MOTEL
 30641     REGENCY INN
 23366     SUPER 8 ASHLAND
  3350     ASHLAND HILL/WINDMILL INN
  6031     QUALITY ASHLAND                   X      X      X      X      X      X      X      X      X
  3351     BEST WESTERN BARDS INN
 22901     MARK ANTONY HOTEL
 17587     STRATFORD INN
 17589     ASHLAND VALLEY INN
 17588     TIMBERS
 22899     CEDARWOOD INN MOTEL
 17590     CHANTICLEER INN
 17728     OREGON CAVES CHATEAU

 17621     JUNCTION INN
  6522     MOTEL 6 GRANTS PASS               X      X      X      X      X      X      X      X      X
 11183     SHILO INN GRANTS PASS
 17657     REGAL LODGE
 22990     FLAMINGO MOTEL
 25221     KNIGHTS INN
 31853     SWEET BREEZE INN
 17655     MOTEL ORLEANS MOTEL ORLEANS
 22995     REDWOOD MOTEL
  3366     RIVERSIDE INN
  7440     THRIFTLODGE GRANTS PASS                                X      X      X      X      X      X
 28069     SUPER 8 GRANTS PASS
 17658     ROYAL VUE MOTEL
  8149     BEST WESTERN GRANTS PASS INN      X      X      X      X      X      X      X      X      X
 29975     HOLIDAY INN EXPRESS GRANTS PAS    X      X      X      X      X      X      X      X      X
  9000     GOLDEN INN
 22118     BEST WESTERN INN AT THE ROGUE     X      X      X      X      X      X      X      X      X
 31859     STAGE LODGE
 30914     PROSPECT HISTORICAL H

                             X - Denotes data received by Smith Travel Research.